                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                           Dated as of April 23, 2003

                                      among

                          HARRAH'S ENTERTAINMENT, INC.

                                  as Guarantor

                        HARRAH'S OPERATING COMPANY, INC.

                                   as Borrower

                         The Lenders, Syndication Agent
                    And Co-Documentation Agents Herein Named

                                       and

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                         BANC OF AMERICA SECURITIES LLC
                                       and
                             WELLS FARGO BANK, N.A.,
                  Joint Lead Arrangers and Joint Book Managers

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                                CREDIT AGREEMENT

                           Dated as of April 23, 2003

     This CREDIT AGREEMENT ("AGREEMENT") is entered into among Harrah's Operating Company, Inc., a Delaware corporation ("COMPANY"), each of the Subsidiaries that becomes a borrower pursuant to Section 2.9 hereof (the Company and each such borrower are individually a "BORROWER" and collectively the "BORROWERS"), as Borrowers, Harrah's Entertainment, Inc., a Delaware corporation (the "PARENT"), as Guarantor, Bank of America, N.A. and each lender whose name is set forth on the signature pages of this Agreement and each other lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "LENDERS" and individually, a "LENDER"), Deutsche Bank Trust Company Americas, as Syndication Agent, Citicorp USA, Inc., JPMorgan Chase Bank and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Bank of America, N.A., as Administrative Agent. While not party to this Agreement, Banc of America Securities, LLC and Wells Fargo Bank, N.A. have served as Joint Lead Arrangers and Joint Book Managers.

                                    RECITALS

     A. Parent and Borrowers have requested that the Lenders provide the credit facilities described herein to provide for their common working capital needs and for the refinancing of certain existing Indebtedness of Borrower, including without limitation the Existing Harrah's Credit Agreements, all as further set forth in Section 5.7.

     B. It is intended that the Company shall be jointly and severally liable for all of the Obligations hereunder, as more particularly set forth in Section 11.23, notwithstanding any allocation of the Obligations to the nominal account of any other Borrower.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

     "ADMINISTRATIVE AGENT" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

     "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrowers and the Lenders.

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     "ADVANCE" means any advance made or to be made by any Lender to a Borrower as provided in Article 2, and includes each Base Rate Advance, Eurodollar Rate Advance, Committed Advance and Swing Line Advance.

     "AFFILIATE" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 5% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation or other Person.

     "AGGREGATE COMMITMENTS" means the Commitments of all of the Lenders. As of the Closing Date, the Aggregate Commitments are $1,962,500,000.

     "AGGREGATE EFFECTIVE AMOUNT" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate undrawn face amounts of all such Letters of Credit, PLUS (b) the aggregate amounts paid by Issuing Lenders under any Letters of Credit for which the relevant Issuing Lender has not been reimbursed and which are not the subject of Advances made pursuant to Section 2.4(f).

     "AGGREGATE PRO RATA SHARE" means, with respect to each Lender, the percentage of the Aggregate Commitments held by that Lender. The Aggregate Pro Rata Share of each Lender is set forth in the records of the Administrative Agent.

     "AGGREGATE SUBLIMIT" means with respect to each Subsidiary of Parent which hereafter becomes a Borrower, such aggregate amount as shall be established in accordance with Section 2.9.

     "AGREEMENT" means this Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

     "APPROVED FUND" has the meaning specified in Section 11.8(g).

     "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit A.

     "ATLANTIC CITY SHOWBOAT LAND DEBT" means, the $100,000,000 aggregate face amount of Showboat Land, LLC's 7.09% Promissory Note due February 1, 2028.

     "BANK OF AMERICA" means Bank of America, N.A. and its successors.

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     "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "BASE RATE ADVANCE" and "BASE RATE LOAN" mean, respectively, a Committed Advance or a Committed Loan made hereunder and specified to be a Base Rate Advance or Loan in accordance with Article 2.

     "BASE RATE MARGIN" means, for each Pricing Period, the Eurodollar Margin (after any Pricing Adjustment) for that Pricing Period minus 125 basis points, provided that in no event shall the Base Rate Margin be less than 0.00 basis points.

     "BORROWERS" means, collectively, Company and each Wholly-Owned Subsidiary which is hereafter designated as a Borrower in accordance with Section 2.9, and their respective successors and permitted assigns.

     "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which commercial banks are authorized or required to be closed in California or New York.

     "CAPITAL LEASE OBLIGATIONS" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

     "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

     "CERTIFICATE OF A RESPONSIBLE OFFICIAL" means a certificate signed by a Responsible Official of the Person providing the certificate.

     "CHANGE IN CONTROL" means the occurrence of a Rating Decline in connection with any of the following events (or, if the Debt Ratings are not then Investment Grade, any further decline in the Debt Ratings): (i) upon any merger or consolidation of Parent with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of securities representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally

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entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by The Securities and-Exchange Commission under said
Act) of securities representing a majority of total voting power of the aggregate outstanding securities of Parent normally entitled to vote in the election of directors of Parent, (iii) when, during any period of 12 consecutive calendar months, individuals who were directors of Parent on the first day of such period (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the stockholders of Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Parent, or (iv) the sale or disposition, whether directly or indirectly, by Parent of all or substantially all of its assets.

     "CLOSING DATE" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify the Company and the Lenders of the date that is the Closing Date.

     "CODE" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

     "COMMITMENT" means for each Lender, such Lender's Revolving Loan Commitment and/or Term Loan Commitment.

     "COMMITTED ADVANCE" means any Advance made to the Company by any Term Loan Lender in accordance with its Term Pro Rata Share pursuant to Section 2.1(a) and any Advance made to a Borrower by any Revolving Lender in accordance with its Revolving Pro Rata Share pursuant to Section 2.1(b).

     "COMMITTED ADVANCE NOTE" or "NOTE" means either a Committed Advance Revolving Note or a Committed Advance Term Note.

     "COMMITTED ADVANCE REVOLVING NOTE" means the promissory note made by each Borrower to a Revolving Lender evidencing the Committed Advances under that Lender's Revolving Pro Rata Share of the Revolving Loan Commitment to that Borrower, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "COMMITTED ADVANCE TERM NOTE" means the promissory note made by the Company to a Term Loan Lender evidencing the Committed Advances under that Lender's Term Pro Rata Share of the Term Loan Commitment, substantially in the form of Exhibit C, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "COMMITTED LOANS" means Loans that are comprised of Committed Advances.

                                        4
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     "COMPANY" means Harrah's Operating Company, Inc., its successors and permitted assigns.


     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit F, properly completed and signed on behalf of Borrowers by a Senior Officer of each Borrower.

     "CONFIDENTIAL INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated March, 2003, distributed to the Lenders in connection with the credit facilities provided herein.

     "CONTINGENT OBLIGATION" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, INCLUDING any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well", "make-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

     "CONTINUING LETTERS OF CREDIT" means those of the letters of credit issued under the Existing Harrah's Credit Agreements which are described on Schedule 1.2.

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

     "CREDITORS" means, collectively, the Administrative Agent, each Issuing Lender, the Swing Line Lender, each Lender, the Syndication Agent, the Co-Documentation Agents, the Lead Arrangers and, where the context requires, any one or more of them.

     "DEBT RATING" means, as of each date of determination, the most creditworthy credit rating, actual or implicit, assigned to senior unsecured Indebtedness of Company by S&P or Moody's, whichever is higher.

     "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

     "DEFAULT" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

     "DEFAULT RATE" means the interest rate prescribed in Section 3.9.

                                        5
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     "DEFEASED DEBT" means any Indebtedness of Parent and its Subsidiaries which, at any relevant time, is subject to legal or covenant defeasance in a manner which is reasonably acceptable to the Administrative Agent.

     "DESIGNATED DEPOSIT ACCOUNT" means a deposit account to be maintained by Borrowers with Bank of America, as from time to time designated by Borrowers by written notification to the Administrative Agent.

     "DESIGNATED EURODOLLAR MARKET" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, or (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrowers and the Requisite Lenders.

     "DISQUALIFICATION" means, with respect to any Lender: (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrowers or (ii) any required application or other papers in connection with determination of the suitability of that Person as a lender to Borrowers; (b) the withdrawal by that Person (EXCEPT where requested or permitted by the Gaming Board) of any such application or other required papers; or (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrowers, (ii) that such Person shall be "disqualified" as a lender to Borrowers or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws to be held by all lenders to Borrowers.

     "DOLLARS" or "$" means United States dollars.

     "EBITDA" means, for any period, Net Income for such period BEFORE (i) income taxes, (ii) interest expense, (iii) depreciation and amortization, (iv) minority interest, (v) extraordinary losses or gains, (vi) Pre-Opening Expenses, and (vii) nonrecurring non-cash charges, and AFTER deduction of any nonrecurring non-cash gains PROVIDED that, in calculating "EBITDA":

           (a) the operating results of each New Project which commences operations and records not less than one full fiscal quarter's operations during the relevant period shall be annualized; and

           (b) EBITDA shall be adjusted, on a pro forma basis, to include the operating results of each resort or casino property acquired by Parent and its Consolidated Subsidiaries during the relevant period and to exclude the operating results of each resort or casino property

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sold or otherwise disposed of by Parent and its Subsidiaries, or whose operations are discontinued during the relevant period.

     "ELECTION TO BECOME A BORROWER" means an Election to Become a Borrower, substantially in the form of Exhibit D to this Agreement, properly completed and duly executed by each required party thereto.

     "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, each Issuing Lender and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Parent and the Borrowers (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Parent and the Borrowers or any of their respective Affiliates or Subsidiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

     "EURODOLLAR BUSINESS DAY" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

     "EURODOLLAR LENDING OFFICE" means, as to each Lender, its office or branch so designated by written notice to Borrowers and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

     "EURODOLLAR MARGIN" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Pricing Level for that Pricing Period plus or minus any then Pricing Adjustment applicable during that Pricing Period:

                 Pricing Level             Eurodollar Margin
                 -------------             -----------------
                        I                          55.0
                       II                          72.5
                      III                          95.0
                       IV                         105.0
                        V                         120.0
                       VI                         162.5

     "EURODOLLAR MARKET" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

     "EURODOLLAR OBLIGATIONS" means eurocurrency liabilities, as defined in Regulation D.

     "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by any Borrower pursuant to Section 2.1(c) and ending 1 week or 1, 2, 3 or 6

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months thereafter (or, with respect to the Loans under any Commitment, with the written consent of all of the Lenders under such Commitment, any other period), as specified by that Borrower in the applicable Request for Loan; PROVIDED that:

           (a) The first day of any Eurodollar Period shall be a Eurodollar Business Day;

           (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Business Day;

           (c) Any Eurodollar Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Business Day of the calendar month at the end of such Eurodollar Period;

           (d)  No Eurodollar Period shall extend beyond the Maturity Date; and

           (e) The Borrowers may not request more than 12 Eurodollar Periods of 1 week duration in any period of twelve consecutive calendar months.

     "EURODOLLAR QUOTED RATE" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two Eurodollar Business Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advances made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Quoted Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

     "EURODOLLAR RATE" means, with respect to any Eurodollar Rate Loan based on a margin over the Eurodollar Rate, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) determined pursuant to the following formula:

                                          Eurodollar Quoted Rate
              Eurodollar Rate  =  ----------------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

     "EURODOLLAR RATE ADVANCE" and "EURODOLLAR RATE LOAN" mean, respectively, a Committed Advance made hereunder and specified to be a Eurodollar Rate Advance or Loan in accordance with Article 2.

     "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Eurodollar Rate Loan, the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date the Eurodollar Quoted Rate for that Eurodollar Rate Loan is determined (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any

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emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Eurodollar Period for such Eurodollar Rate Loan. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

     "EVENT OF DEFAULT" shall have the meaning provided in Section 9.1.

     "EXISTING HARRAH'S CREDIT AGREEMENTS" means the Five Year Loan Agreement dated as of April 30, 1999 and the Second Amended and Restated 364-Day Credit Agreement dated as of April 25, 2002, and among Parent, the borrowers therein named, the lenders therein named, and Bank of America, as Administrative Agent, in each case as amended.

     "EXISTING SENIOR NOTES" means (i) the Company's $500,000,000 in 7.5% Senior Unsecured Notes due 2009 issued pursuant to the Indenture dated December 18, 1998 between the Company and IBJ Schroeder Bank and Trust Company, as Trustee and the First Supplemental Indenture with respect thereto dated as of January 20, 1999 among the Company, the Parent and IBJ Whitehall Bank & Trust Company, as Trustee; (ii) the Company's $500,000,000 in 8.0% Senior Unsecured Notes due 2011 issued pursuant to the Indenture dated January 29, 2001 between the Company and Bank One Company as Trustee; and (iii) the Company's $500,000,000 in 7.125% Senior Unsecured Notes due 2007 issued pursuant to the Indenture dated June 14, 2001 between the Company and Firstar Bank N.A. (now U.S. Bank, N.A.), as Trustee.

     "EXISTING SUBORDINATED DEBT" means the Company's $750,000,000 7.875% Senior Subordinated Notes due 2005 issued pursuant to the Indenture dated December 9, 1998 among the Company and IBJ Schroeder Bank and Trust Company, as Trustee and the First Supplemental Indenture with respect thereto dated as of December 9, 1998 among the Company, the Parent and the Trustee.

     "FACILITY FEE RATE" means, for each Pricing Period, the rate set forth below (expressed in basis points) opposite the Pricing Level for that Pricing
Period:

                 Pricing Level             Facility Fee Rate
                 -------------             -----------------
                       I                          15.0
                      II                          17.5
                     III                          20.0
                      IV                          25.0
                       V                          30.0
                      VI                          37.5

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next

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preceding Business Day as so published on the next succeeding Business Day, and
(b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "FISCAL QUARTER" means the fiscal quarter of Parent consisting of a three month fiscal period ending on each March 31, June 30, September 30, December 31.

     "FISCAL YEAR" means the fiscal year of Parent consisting of a twelve month fiscal period ending on each December 31.

     "FUND" has the meaning specified in Section 11.8(g).

     "GAMING BOARD" means any Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Parent and its Subsidiaries within its jurisdiction, or before which an application for licensing to conduct such activities is pending.

     "GAMING LAWS" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Parent and its Subsidiaries within its jurisdiction.

     "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

     "GOVERNMENTAL AGENCY" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal.

     "GRANTING LENDER" has the meaning specified in Section 11.8(h).

     "HAZARDOUS MATERIALS" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Hazardous Waste Control Law, California Health & Safety Code Section 25100, et seq., or in any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

     "HAZARDOUS MATERIALS LAWS" means all federal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Real Property.

     "INDEBTEDNESS" means, as to any Person and as of each date of determination, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with Generally Accepted Accounting Principles, (v) all indebtedness or other obligations secured by a contractual Lien on any asset of such Person, whether or not such indebtedness or other obligations are otherwise an obligation of such Person, and (vi) all Contingent Obligations made by such Person (including by way of provision of letters of credit or other contingent obligations) with respect to indebtedness or other obligations of any other Person which constitute "Indebtedness" of a type or class described in clauses (i) through
(v) of this definition.

     "INTANGIBLE ASSETS" means assets that are considered intangible assets under Generally Accepted Accounting Principles, INCLUDING customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

     "INTERCOMPANY DEBT" means any Indebtedness owed by a Subsidiary of any Borrower to a Borrower.

     "INTEREST COVERAGE RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) EBITDA for the four Fiscal Quarter period ending on that date to (b) Interest Expense for the same period.

     "INTEREST DIFFERENTIAL" means, with respect to any prepayment of a Eurodollar Rate Loan on a day prior to the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable pursuant to Section 3.1(c) with respect to the Eurodollar Rate Loan MINUS (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for, a Eurodollar Rate Loan commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

     "INTEREST EXPENSE" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

     "INVESTMENT" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, INCLUDING any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "INVESTMENT GRADE" means (i) with respect to S&P, a rating of BBB- or higher, and (ii) with respect to Moody's, a rating of Baa3 or higher.

     "ISSUING LENDER" means, as to each Letter of Credit, the Revolving Lender which issues the same in accordance with Section 2.4, but only when acting in its capacity as Issuing Lender for that Letter of Credit. Subject to the procedures set forth in Section 2.4, any Revolving Lender may, at its option, be an Issuing Lender for Letters of Credit issued under this Agreement.

     "JOINT VENTURE HOLDING COMPANY" means any Subsidiary of Parent which has no substantial assets other than equity securities, securities convertible into equity securities and warrants, options or similar rights to purchase such equity securities or convertible securities (and any dividends, cash, instruments or other property received in respect of or in exchange for any of the foregoing), in each case issued by Persons which are not Subsidiaries of Parent.

     "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

     "LC OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit PLUS the aggregate of all amounts that have been drawn under Letters of Credit and not reimbursed by the Borrowers.

     "LEAD ARRANGERS" means Banc of America Securities, LLC and Wells Fargo Bank, N.A. The Lead Arrangers shall have no duties or obligations under this Agreement or the other Loan Documents.

     "LETTER OF CREDIT" means any letter of credit issued pursuant to Section 2.4, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended in accordance with the terms hereof.

     "LETTER OF CREDIT FEE" means, for each Pricing Period, the rate per annum set forth below (expressed in basis points) opposite the Pricing Level for that Pricing Period PLUS or MINUS any then Pricing Adjustment applicable during that Pricing Period:

             Pricing Level          Letter of Credit Fee
             -------------          --------------------
                    I                       55.00
                   II                       72.50
                  III                       95.00
                   IV                      105.00
                    V                      120.00
                   VI                      162.50

     "LICENSE REVOCATION" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Parent or any of its Subsidiaries.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, INCLUDING any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (OTHER THAN a precautionary financing statement with respect to a lease or other agreement that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

     "LOAN" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Letters of Credit, the Swing Line Documents, the Parent Guaranty, any Request for Loan, any Request for Letter of Credit, any Compliance Certificate and any other instruments, documents or agreements of any type or nature hereafter executed and delivered by Parent or any of its Subsidiaries or Affiliates to the Administrative Agent or any other Creditor in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "MANAGEMENT COMPANY" means any Subsidiary of Parent which has no substantial assets other than contractual rights to receive fees under management agreements, development agreements or similar instruments.

     "MARGIN STOCK" means "margin stock" as such term is defined in Regulation
U.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), assets, business or operations of Parent and its Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Parent and its Subsidiaries, taken as a whole, to perform the Obligations.

     "MATURITY DATE" means April 23, 2008.

     "MOODY'S" means Moody's Investor Service, Inc., its successors and assigns.

     "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

     "NEGATIVE PLEDGE" means a Contractual Obligation that contains a covenant binding on Parent or any of its Subsidiaries that prohibits Liens on any of its or their Property, OTHER THAN (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.4 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

     "NET INCOME" means, with respect to any fiscal period, the consolidated net income of Parent and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

     "NET TANGIBLE ASSETS" means, as of each date of determination, the total amount of assets of Parent and its Subsidiaries as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered in accordance with Section 7.1, after deducting therefrom (a) all current liabilities of Parent and its Subsidiaries (excluding (i) the current portion of long term Indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of Parent prepared in accordance with Generally Accepted Accounting Principles.

     "NEW PROJECT" means each new hotel-casino, casino or resort project (as opposed to any project which consists of an extension or redevelopment of an operating hotel, casino or resort) owned by Parent or its Subsidiaries having a development and construction budget in excess of $25,000,000 which hereafter receives a certificate of completion or occupancy and all relevant gaming and other licenses, and in fact commences operations.

     "OBLIGATIONS" means all present and future obligations of every kind or nature of Parent, Borrowers or any Party at any time and from time to time owed to the Creditors or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, INCLUDING obligations of performance as well as obligations of payment, and INCLUDING interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Parent, any Borrower or any Subsidiary of Parent.

     "OPINIONS OF COUNSEL" means (a) the favorable written legal opinion of Parent's Vice President and Associate General Counsel, and (b) the favorable written legal opinion of Latham & Watkins, special counsel to Parent and the Company, substantially in the form of Exhibit G, together with copies of all factual certificates and legal opinions upon which such counsel have relied.

     "OUTSTANDING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the Outstanding Revolving Obligations, PLUS (ii) the aggregate principal amount of the outstanding Term Loans.

     "OUTSTANDING REVOLVING OBLIGATIONS" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of (i) the aggregate principal amount of the outstanding Revolving Loans, PLUS (ii) the Swing Line Outstandings, PLUS (iii) the Aggregate Effective Amount of all Letters of Credit.

     "PARENT" means Harrah's Entertainment, Inc., a Delaware corporation, and its permitted successors and assigns.

     "PARENT GUARANTY" means the Guaranty executed by Parent on the Closing Date with respect to the Obligations, substantially in the form of Exhibit H, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

     "PARTICIPANT" has the meaning specified in Section 11.8(d).

     "PARTY" means any Person other than Creditors which now or hereafter is a party to any of the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

     "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), OTHER THAN a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries contributes or has an obligation to contribute.

     "PERMITTED ENCUMBRANCES" means:

           (a) inchoate Liens incident to construction or maintenance of Real Property; or Liens incident to construction or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

           (b) Liens for taxes and assessments on and similar charges with respect to Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, PROVIDED that, by reason of nonpayment of the obligations secured by such Liens, no material Real Property is subject to a material risk of loss or forfeiture;

           (c) defects and irregularities in title to any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

           (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, driveways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

           (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

           (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

           (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

           (h) present or future zoning laws, building codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

           (i)  statutory Liens, other than those described in clauses (a) or
(b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, PROVIDED that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture;

           (j) covenants, conditions, and restrictions affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

           (k) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

           (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

           (m) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which Parent or any of its Subsidiaries is a party as lessee, PROVIDED the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

           (n) Liens consisting of deposits of property to secure bids made with respect to, or performance of, contracts (OTHER THAN contracts creating or evidencing an extension of credit to the depositor) in the ordinary course of business;

           (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

           (p) Liens consisting of deposits of property to secure statutory obligations of Parent or any of its Subsidiaries in the ordinary course of its business;

           (q) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Parent or any of its Subsidiaries is a party in the ordinary course of business;

           (r) Liens created by or resulting from any litigation or legal proceeding involving Parent or any of its Subsidiaries in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture;

           (s) precautionary UCC financing statement filings made in connection with operating leases and not constituting Liens; and

           (t) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Parent and its Subsidiaries, taken as a whole.

     "PERMITTED RIGHT OF OTHERS" means a Right of Others consisting of (i) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Encumbrance, (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

     "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or otherwise.

     "PRE-OPENING EXPENSES" means, with respect to any fiscal period, the amount of expenses (OTHER THAN Interest Expense) incurred with respect to capital projects which are classified as "pre-opening expenses" on the applicable financial statements of Parent and its Subsidiaries for such period, prepared in accordance with Generally Accepted Accounting Principles.

     "PRICING ADJUSTMENT" means, during any Pricing Period, (a) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was greater than 3.75 to 1.00 but less than or equal to 4.25:1.00, an increase to the Eurodollar Margin and Letter of Credit Fee of 7.5 basis points, (b) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was greater than 4.25:1.00, an increase to the Eurodollar Margin and Letter of Credit Fee of 15.0 basis points, and (c) if the Total Debt Ratio as of the last day of the Fiscal Quarter ending immediately prior to the commencement of such Pricing Period was less than 2.00:1.00, a decrease to the Eurodollar Margin and Letter of Credit Fee of 7.5 basis points.

     "PRICING LEVEL" means, for each Pricing Period, the pricing level set forth below opposite the Debt Ratings as of the first day of that Pricing Period:

                  Moody's/S&P Rating                Applicable Pricing Level
                  ------------------                ------------------------
                    A-/A3 or higher                    Pricing Level I
                       BBB+/Baa1                       Pricing Level II
                       BBB/Baa2                        Pricing Level III
                       BBB-/Baa3                       Pricing Level IV
                        BB+/Ba1                        Pricing Level V
              BB/Ba2 or lower or unrated               Pricing Level VI

          PROVIDED that if Moody's and S&P each assign Debt Ratings which are associated with different Pricing Levels in the matrix set forth above, then the applicable Pricing Level shall be the Pricing Level which is one Pricing Level higher than that associated with the lower of the two Debt Ratings.

     "PRICING PERIOD" means (a) the period commencing on the Closing Date and ending on May 31, 2003, (b) each subsequent three month period commencing on each June 1, September 1, December 1 and March 1, and (c) any shorter period ending on the date upon which the Commitments are terminated.

     "PROJECTIONS" means the financial projections contained in the Confidential Information Memorandum.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PRO RATA SHARE" means, with respect to each Lender, such Lender's Revolving Pro Rata Share, Term Loan Pro Rata Share or Aggregate Pro Rata Share, as applicable.

     "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

     "RATING DECLINE" means the occurrence of a decrease in the Debt Rating by either Moody's or S&P to below Investment Grade on any date on or within 90 days after the date of the first public notice of (a) the occurrence of an event described in clauses (i)-(iv) of the definition of "Change in Control" or (b) the intention by any of the Parent or Borrowers to effect such an event (which 90-day period shall be extended so long as the Debt Rating is under publicly announced consideration for possible downgrade by Moody's or S&P).

     "REAL PROPERTY" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by Parent or any of its Subsidiaries.

     "REGISTER" has the meaning specified in Section 11.8(c).

     "REGULATIONS T, U AND X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

     "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of Exhibit I, together with any forms of application for letter of credit required by the relevant Issuing Lender therefor, in each case signed by a Responsible Official of a Borrower on behalf of that Borrower and properly completed to provide all information required to be included therein (provided that it is understood that the terms of the Loan Documents shall govern and control in the event of any conflict between the terms of any such application and the Loan Documents).

     "REQUEST FOR LOAN" means a written request for a Loan substantially in the form of Exhibit J, signed by a Responsible Official of a Borrower, on behalf of that Borrower, and properly completed to provide all information required to be included therein.

     "REQUIREMENT OF LAW" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "REQUISITE LENDERS" means (a) as of any date of determination prior to the termination of the Commitments, Lenders having in the aggregate 51% or more of the Aggregate Commitments and (b) as of any date of determination if the Commitments have then been terminated, Lenders holding 51% of the Outstanding Obligations.

     "REQUISITE REVOLVING LENDERS" means (a) as of any date of determination if the Revolving Loan Commitment is then in effect, Revolving Lenders having in the aggregate 51% or more of the Revolving Loan Commitment then in effect and (b) as of any date of determination if the Revolving Loan Commitment has then been terminated, Revolving Lenders holding 51% of the Outstanding Revolving Obligations.

     "RESPONSIBLE OFFICIAL" means when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

     "REVOLVING LENDER" means each Lender that holds a Revolving Loan
Commitment.

     "REVOLVING LOAN" means each Loan made by a Revolving Lender under the Revolving Loan Commitment.

     "REVOLVING LOAN COMMITMENT" means, subject to Sections 2.6, 2.7, 2.8 and 11.14, $1,062,500,000. As of the Closing Date, the respective Revolving Pro Rata Shares of the Revolving Lenders with respect to the Revolving Loan Commitment are set forth in the records of the Administrative Agent.

     "REVOLVING PRO RATA SHARE" means, with respect to each Revolving Lender, the percentage of the Revolving Loan Commitment held by that Lender. The Revolving Pro Rata Share of each Revolving Lender is set forth in the records of the Administrative Agent.

     "RIGHT OF OTHERS" means, as to any Property in which a Person has an interest, any legal or equitable ownership right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person, (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, and (c) any residual rights held by a lessor or vendor of Property, shall not be deemed to constitute a Right of Others.

     "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., its successors and assigns.

     "SALE AND LEASEBACK" means, with respect to any Person, the sale of Property owned by that Person (the "Seller") to another Person (the "Buyer"), together with the substantially concurrent leasing of such Property (or any portion thereof) by the Buyer to the Seller.

     "SALE AND LEASEBACK OBLIGATION" means, with respect to any Sale and Leaseback and as of any date of determination, the present value of the aggregate monetary obligations of the lessee under the lease of the Property which is the subject of such Sale and Leaseback (discounted at the interest rate implicit in such lease, compounded annually) for the then remaining term of such lease (treating all extension options exercisable by the lessor as having been exercised, but deeming the lease terminated as of the earliest date upon which the lessee has the option to do so); provided that such monetary obligations shall exclude amounts payable in respect of maintenance, repairs, insurance, taxes, assessments, utilities and similar charges.

     "SENIOR OFFICER" means Parent's and each Borrower's (a) chief executive officer, (b) president, (c) chief financial officer, (d) treasurer, (e) vice presidents or (f) secretaries.

     "SHOWBOAT" means Showboat, Inc., a Nevada corporation and its Subsidiaries.

     "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, each Subsidiary of Parent that had on the last day of the Fiscal Quarter then most recently ended total assets (determined in accordance with Generally Accepted Accounting Principles) of $50,000,000 or more.

     "SPC" has the meaning specified in Section 11.8(h).

     "SPECIAL EURODOLLAR CIRCUMSTANCE" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

     "SOLVENT" as to any Person shall mean that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, exceeds its liabilities, including its probable liability in respect of contingent liabilities, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

     "SUBORDINATED DEBT" means (a) the Existing Subordinated Debt, and (b) any other Indebtedness of Parent or the Company which is subordinated in right of payment to the Obligations pursuant to subordination provisions which are either
(i) substantively no less favorable to the Lenders than the subordination provisions of the Existing Subordinated Debt, or (ii) otherwise are acceptable to the Requisite Lenders in the exercise of their sole discretion.

     "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

     "SWING LINE" means the revolving line of credit established by the Swing Line Lender in favor of Borrowers pursuant to Section 2.5.

     "SWING LINE ADVANCES" means Advances made by the Swing Line Lender to any of the Borrowers pursuant to Section 2.5.

     "SWING LINE DOCUMENTS" means the promissory notes and any other documents executed by Borrowers in favor of the Swing Line Lender in connection with the Swing Line.

     "SWING LINE LENDER" means, when acting in such capacity, Bank of America (through its Nevada Commercial Banking Division), its successors and assigns.

     "SWING LINE OUTSTANDINGS" means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Advances then outstanding.

     "SYNDICATION AGENT" means Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas shall not have any additional rights, duties or obligations under this Agreement or the other Loan Documents by reason of its being a Syndication Agent.

     "TERM LOAN" has the meaning specified in Section 2.1(a).

     "TERM LOAN COMMITMENT" means, subject to Sections 2.7, 2.8 and 11.14, $900,000,000. As of the Closing Date, the respective Term Pro Rata Shares of the Lenders with respect to the Term Loan Commitment are set forth in the records of the Administrative Agent.

     "TERM LOAN LENDER" means each Lender that holds a Term Loan Commitment.

     "TERM PRO RATA SHARE" means, with respect to each Term Loan Lender, the percentage of the Term Loan Commitment held by that Lender. The Term Pro Rata Share of each Term Loan Lender is set forth in the records of the Administrative Agent.

     "TOTAL DEBT" means, as of any date of determination, the sum (without duplication) of (a) the outstanding principal Indebtedness of Parent and its Subsidiaries for borrowed money (including debt securities issued by Parent or any of its Subsidiaries) on that date, PLUS (b) the aggregate amount of all Capital Lease Obligations of Parent and its Subsidiaries on that date, PLUS (c) all obligations in respect of letters of credit or other similar instruments for which Parent or any of its Subsidiaries are account parties or are otherwise obligated, PLUS (d) the aggregate amount of all Contingent Obligations and other similar contingent obligations of Parent and its Subsidiaries with respect to any of the foregoing, and PLUS (e) any obligations of Parent or any of its Subsidiaries to the extent that the same are secured by a Lien on any of the assets of Parent or its Subsidiaries. In computing "Total Debt," the amount of any Contingent Obligation or letter of credit shall be deemed to be zero unless and until (1) in the case of obligations in respect of letters of credit, a drawing is made with respect thereto and (2) in the case of any other Contingent Obligations, demand for payment is made with respect thereto.

     "TOTAL DEBT RATIO" means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt on that date, to (b) EBITDA for the four Fiscal Quarter period ending on that date.

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     "TYPE", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

     "WHOLLY-OWNED SUBSIDIARY" means, as to any Person any other Person, 100% of whose capital stock, partnership interests, membership interests or other forms of equity ownership interest (other than directors qualifying shares and similar interests) is at the time owned, directly or indirectly, by such Person.

     1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, EXCEPT as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.5 and 6.6 would then be calculated in a different manner or with different components, (a) Parent, Borrowers and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Parent's consolidated financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Parent and Borrowers shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Parent and Borrowers would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

     1.4 ROUNDING. Any financial ratios required to be maintained by Parent and Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

     1.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

     1.6 MISCELLANEOUS TERMS. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

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                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

     2.1   COMMITTED LOANS-GENERAL.

           (a) Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders agrees to make Committed Advances, in Dollars, to the Company in such amount (not to exceed the Term Loan Commitment) as the Company may request (each individually, a "TERM LOAN" and, collectively, the "TERM LOANS"). The Term Loans shall be made by the Term Loan Lenders on the Closing Date, and any portion of the Term Loan Commitment not borrowed on the Closing Date shall expire on such date. All Term Loans shall be made by the Term Loan Lenders simultaneously and proportionately to their respective Term Loan Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure. Once repaid, Term Loans may not be reborrowed.

           (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through and including the Maturity Date, each Revolving Lender shall, pro rata according to that Lender's Revolving Pro Rata Share of the then applicable Revolving Loan Commitment, make Committed Advances in Dollars to Borrowers in such amounts as any Borrower may request PROVIDED that (a) giving effect to such Advances, the Outstanding Revolving Obligations shall not exceed the Revolving Loan Commitment at any time, and (b) without the consent of all of the Revolving Lenders, the aggregate principal amount of the Outstanding Revolving Obligations of each Borrower hereafter designated as such pursuant to Section 2.9 shall not exceed that Borrower's Aggregate Sublimit at any time. Subject to the limitations set forth herein, each of the Borrowers may borrow, repay and reborrow under the Revolving Loan Commitment without premium or penalty.

           (c) Subject to the next sentence, each Committed Loan shall be made pursuant to a Request for Loan executed by the relevant Borrower which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) term or revolving nature of such Loan, and (v) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrowers to the contrary, a Loan may be requested by telephone by a Responsible Official of any Borrower, in which case that Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for loan purportedly made by a Responsible Official of a Borrower, and each Borrower hereby jointly and severally (but as between Borrowers, ratably) agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

           (d) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Lender that holds a Commitment for the type of Loan requested by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the identity of the relevant Borrower, the date and type of the Loan, the applicable Eurodollar Period, and that Lender's Pro Rata Share of the requested Loan. Not later than 12:00 noon, California local time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Committed Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Committed Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

           (e) Unless the Requisite Lenders otherwise consent, each Committed Loan shall be an integral multiple of $1,000,000 and shall be not less than $10,000,000.

           (f) The Committed Advances made by each Revolving Lender to each Borrower shall be evidenced by a Committed Advance Revolving Note issued by that Borrower and made payable to that Revolving Lender. The Committed Advances made by each Term Loan Lender to the Company shall be evidenced by a Committed Advance Term Note issued by the Company and made payable to that Term Loan Lender.

           (g) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

           (h) If no Request for Loan (or telephonic request for loan referred to in the second sentence of Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Sections 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Notes of the relevant Borrower, then that Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Section 3.1(e)(i), a Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by such Notes to remain the same and the Lenders shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(c), 2.2 and 2.3.

     2.2 BASE RATE LOANS. Each request by a Borrower for a Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Business Day) of the requested Base Rate Loan. All Committed Loans shall constitute Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

     2.3   EURODOLLAR RATE LOANS.

           (a) Each request by a Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three Eurodollar Business Days before the first day of the applicable Eurodollar Period.

           (b) On the date which is two Eurodollar Business Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the applicable Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

           (c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than twenty Eurodollar Rate Loans shall be outstanding at any one time.

           (d) No Eurodollar Rate Loan may be requested during the existence of a Default or Event of Default.

           (e) No Lender shall be required to obtain the funds necessary to fund its Eurodollar Rate Advances in the Designated Eurodollar Market or from any other particular source of funds, rather each Lender shall be free to obtain such funds from any legal source.

     2.4   LETTERS OF CREDIT.

           (a) On the Closing Date, each of the Continuing Letters of Credit shall be deemed to have been issued and to be outstanding under this Agreement, and each issuer of a Continuing Letter of Credit hereby consents to the termination, concurrently with the Closing Date, of the participation therein of the lenders under the Existing Harrah's Credit Agreements.

           (b) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, any one or more of the Borrowers may request that any one or more of the Revolving Lenders issue, as Issuing Lender, additional Letters of Credit under the Revolving Loan Commitment (each of which shall be denominated in Dollars) by submission of a Request for Letter of Credit to such Revolving Lender (with a copy to the Administrative Agent); PROVIDED that giving effect to all such Letters of Credit, (i) the Outstanding Revolving Obligations shall not exceed the Revolving Loan Commitment at any time, (ii) without the consent of all of the Revolving Lenders, the aggregate principal amount of the Outstanding Revolving Obligations of each Borrower hereafter designated as such pursuant to
Section 2.9 shall not exceed that Borrower's Aggregate Sublimit at any time, and
(iii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $200,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the relevant Issuing Lender. Unless all the Revolving Lenders otherwise consent in a writing delivered to the Administrative Agent, no Letter of Credit shall have a term which extends beyond the Maturity Date.

           (c) Each Request for Letter of Credit shall be submitted to the relevant Issuing Lender, with a copy to the Administrative Agent, at least five Business Days prior to the date upon which the related Letter of Credit is proposed to be issued (or such shorter period as may be acceptable to both the relevant Issuing Lender and the Administrative Agent). The Administrative Agent shall promptly notify the relevant Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance, amendment to or extension of a Letter of

Credit, the relevant Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Revolving Lenders, of the amount and terms thereof.

           (d) On the Closing Date, each Revolving Lender shall be deemed to have purchased a pro rata participation in each Continuing Letter of Credit from the relevant Issuing Lender in an amount equal to that Lender's Revolving Pro Rata share. Upon the issuance of each other Letter of Credit, each Revolving Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the relevant Issuing Lender in an amount equal to that Lender's Revolving Pro Rata Share. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the relevant Issuing Lender has not been reimbursed by the Borrower which is the account party for any Letter of Credit for any payment required to be made by the relevant Issuing Lender thereunder, each Revolving Lender shall, pro rata according to its Revolving Pro Rata Share, reimburse the relevant Issuing Lender promptly upon demand for the amount of such payment. The obligation of each Revolving Lender to so reimburse the relevant Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the relevant Issuing Lender for the amount of any payment made by the relevant Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

           (e) Promptly and in any event within one Business Day following any drawing upon a Letter of Credit, the amendment or extension thereof, the Issuing Bank for that Letter of Credit shall provide notice thereof to the Administrative Agent. Each Borrower agrees to pay to the relevant Issuing Lender an amount equal to any payment made by the relevant Issuing Lender with respect to each Letter of Credit within one Business Day after demand made by the relevant Issuing Lender therefor (which demand the relevant Issuing Lender shall make promptly and in any event shall make upon the request of the Requisite Revolving Lenders), together with interest on such amount from the date of any payment made by the relevant Issuing Lender at the rate applicable to Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the relevant Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Revolving Lenders have not reimbursed the relevant Issuing Lender pursuant to Section 2.4(d), the interest amount of any such payment shall be for the account of the relevant Issuing Lender. Each Revolving Lender that has reimbursed the relevant Issuing Lender pursuant to Section 2.4(d) for its Revolving Pro Rata Share of any payment made by the relevant Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the relevant Issuing Lender against Borrowers for reimbursement of principal and interest under this Section 2.4(e) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Revolving Lender reimbursed the relevant Issuing Lender) with respect to such claim. The relevant Issuing Lender shall promptly make available to the Administrative Agent, which will thereupon remit to the appropriate Revolving Lenders, in immediately available funds, any amounts due to the Revolving Lenders under this Section.

           (f) Each Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(b) to provide funds for the payment required by Section 2.4(e) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly by the Administrative Agent to the relevant Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

           (g) If Borrowers fail to make the payment required by Section 2.4(e) within the time period therein set forth, in lieu of the reimbursement to the relevant Issuing Lender under Section 2.4(d) the relevant Issuing Lender may (but is not required to), without notice to or the consent of Borrowers, require that the Administrative Agent request that the Revolving Lenders make Advances under the Revolving Loan Commitment in an aggregate amount equal to the amount paid by that Issuing Lender with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid by the Administrative Agent directly to the relevant Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

           (h) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

           (i) The obligation of Borrowers to pay to each Issuing Lender the amount of any payment made by that Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrowers' obligations shall not be affected by any of the following circumstances:

                (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (iii) the existence of any claim, setoff, defense, or other rights which any Borrower may have at any time against any Issuing Lender or any other Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (v) payment by the relevant Issuing Lender under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                (ix) any failure or delay in notice of shipments or arrival of any Property;

                (x) any error in the transmission of any message relating to a Letter of Credit not caused by the relevant Issuing Lender, or any delay or interruption in any such message;

                (xi) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the relevant Issuing Lender;

                (xii) so long as the relevant Issuing Lender in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the relevant Issuing Lender in connection with a Letter of Credit; and

                (xiii) where the relevant Issuing Lender has acted in good faith and observed general banking usage, any other circumstances whatsoever.

           (j) Each Issuing Lender shall be entitled to the protection accorded to the Administrative Agent pursuant to Section 10.3, MUTATIS MUTANDIS.

           (k) Unless otherwise expressly agreed by an Issuing Lender and a Borrower when a Letter of Credit is issued (including any such agreement applicable to a Continuing Letter of Credit), such Letter of Credit shall provide that (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to it if it is a standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to it if it is a commercial Letter of Credit.

     2.5   SWING LINE.

           (a) The Swing Line Lender shall from time to time from the Closing Date through the Business Day prior to the Maturity Date make Swing Line Advances in Dollars to any Borrower in such amounts as that Borrower may request, PROVIDED that (i) after giving effect to such Swing Line Advance, the Swing Line Outstandings shall not exceed $50,000,000, (ii) after giving effect to such Swing Line Advance, the Outstanding Revolving Obligations shall not exceed the Revolving Loan Commitment at any time, (iii) without the consent of all of the Revolving Lenders, no Swing Line Advance may be made during the continuation of any Default or Event of Default, (iv) without the consent of all of the Revolving Lenders, the aggregate principal amount of the Outstanding Revolving Obligations of each Borrower designated as such in accordance with
Section 2.9 shall not exceed the Aggregate Sublimit for that Borrower at any time, and (v) the Swing Line Lender has not given at least twenty-four hours prior notice to the Parent that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of any Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Business Day of the requested Swing Line Advance (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for a Swing Line Advance, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, the Outstanding Revolving Obligations shall not exceed the Revolving Loan Commitment (and such verification shall be promptly confirmed in writing by telecopier). Unless the Swing Line Lender otherwise agrees, each repayment of a Swing Line Advance shall be in an amount which is an integral multiple of $100,000. If a Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Advance, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

           (b) Swing Line Advances shall bear interest at a fluctuating rate per annum equal to that applicable from time to time for Base Rate Loans. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for submitting invoices to the Borrowers for such interest. The interest payable on Swing Line Advances shall be solely for the account of the Swing Line Lender unless and until the Lenders fund their participations therein pursuant to clause (d) of this Section.

           (c) The Swing Line Advances shall be payable on demand made by the Swing Line Lender and in any event on the Maturity Date.

           (d) Upon the making of a Swing Line Advance, each Revolving Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Revolving Pro Rata Share times the amount of the Swing Line Advance.

Upon demand made by the Swing Line Lender, each Revolving Lender shall, according to its Revolving Pro Rata Share, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Revolving Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; PROVIDED that no Revolving Lender shall be obligated to purchase its Revolving Pro Rata Share of (i) Swing Line Advances to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing Line Advance made (absent the consent of all of the Revolving Lenders) when the Swing Line Lender has written notice that a Default or Event of Default has occurred and such Default or Event of Default remains continuing. Each Revolving Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Advances shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Revolving Lender paid the Swing Line Lender its purchase price) with respect to such claim.

           (e) In the event that the Swing Line Outstandings are in excess of $10,000,000 on ten consecutive Business Days then, on the next Business Day (unless the relevant Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $10,000,000) that Borrower shall request a Revolving Loan in an amount sufficient to reduce the Swing Line Outstandings below $10,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrowers have made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), the relevant Borrower shall request a Revolving Loan in an amount sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(e) shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Revolving Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that any Borrower fails to request a Revolving Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but shall not be required to, without notice to or the consent of Borrowers, cause Advances to be made by the Revolving Lenders to that Borrower under the Revolving Loan Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Revolving Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid by the Administrative Agent directly to the Swing Line Lender for application to the Swing Line Outstandings.

     2.6   VOLUNTARY INCREASE TO THE REVOLVING LOAN COMMITMENT.

           (a) Provided that no Default or Event of Default then exists, Parent and the Borrowers may, upon at least 30 days notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to ratably increase the aggregate amount of the Revolving Loan Commitment by an aggregate amount not to exceed $37,500,000 (the amount of any such ratable increase of the Revolving Loan Commitment being referred to as the "INCREASED COMMITMENT"). Each Revolving Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to Parent and the Borrowers and the Administrative Agent to increase its Revolving Loan Commitment by a principal amount which bears the same ratio to the Increased Commitment as its then Revolving Loan Commitment bears to the aggregate Revolving Loan Commitment then existing. Each Revolving Lender which fails to respond to any such request shall be conclusively deemed to have refused to consent to an increase in its Revolving Loan Commitment.

           (b) If any Revolving Lender party to this Agreement shall not elect to increase its Revolving Loan Commitment pursuant to clause (a) of this Section, Parent and the Borrowers may designate another Person which qualifies as an Eligible Assignee (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to (i) in the case of any such Person that is an existing Lender, increase its Revolving Loan Commitment and (ii) in the case of any other such Person (an "ADDITIONAL LENDER"), become a party to this Agreement. The sum of the increases in the Revolving Loan Commitment of the existing Revolving Lenders pursuant to this clause (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitment.

           (c) An increase in the aggregate amount of the Revolving Loan Commitment pursuant to this Section shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Parent and the Borrowers, by each Additional Lender and by each other Lender whose Revolving Loan Commitment is to be increased, setting forth the new Revolving Loan Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of Parent and the Borrowers and the Additional Lenders with respect to the Increased Commitment as the Administrative Agent may reasonably request.

     2.7 VOLUNTARY REDUCTION OF THE REVOLVING LOAN COMMITMENT. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three Business Days prior written notice to the Administrative Agent, voluntarily to reduce or to terminate, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $10,000,000, all or a portion of the then undisbursed portion of the Revolving Loan Commitment, PROVIDED that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Revolving Loan Commitment being reduced or terminated. The Administrative Agent shall promptly notify the Revolving Lenders of any reduction of the Revolving Loan Commitment under this Section.

     2.8 OPTIONAL TERMINATION OF COMMITMENTS. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the LATER of (a) such occurrence and (b) the EARLIER of (i) receipt of Borrowers' written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent and the Lenders have actual knowledge thereof, to terminate the Commitments. In any such case the Commitments shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to Borrowers thereof, and (i) to the extent that there are then any Obligations outstanding, the same shall be immediately due and payable, and (ii) to the extent that any Letters of Credit are then outstanding, Borrowers shall provide cash collateral for the same.

     2.9 ADDITIONAL BORROWERS. From time to time following the Closing Date and when no Default or Event of Default exists, Parent and Company (and each other Borrower then a party to this Agreement) may jointly designate one or more additional Wholly-Owned Subsidiaries as additional co-borrowers under the Revolving Loan Commitment in accordance with the provisions of this Section. Prior to the effectiveness of any such designation each such additional Borrower shall have duly authorized, executed and delivered to the Administrative Agent each of the following:

           (a) an Election to Become a Borrower, setting forth the proposed Aggregate Sublimit for that Borrower, together with such other documents, certificates, resolutions, opinions and other assurances as the Administrative Agent may reasonably require in connection therewith; and

           (b)  Committed Advance Notes and Swing Line Documents;

          Promptly following the submission of the foregoing documents, the Administrative Agent shall inform the Revolving Lenders of the proposed designation and the proposed Aggregate Sublimit. Unless the Requisite Revolving Lenders have objected in writing to the proposed designee or Aggregate Sublimit within ten Business Days following such notice from the Administrative Agent (which objection may be in the sole discretion of each Lender), the Administrative Agent shall notify the Borrowers that the appointment is accepted, whereupon the proposed new Borrower shall be a Borrower for all purposes of this Agreement, with the Aggregate Sublimit set forth in its Election to Become a Borrower.

     2.10 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME FUNDS AVAILABLE FOR ADVANCES. Unless the Administrative Agent shall have been notified by any Lender no later than the Business Day prior to the funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If the Administrative Agent has made funds available to a Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrowers and the relevant Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such

Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to that Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitments or to prejudice any rights which the Administrative Agent or Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE 3

                                PAYMENTS AND FEES

     3.1   PRINCIPAL AND INTEREST.

           (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

           (b) Interest accrued on each Base Rate Loan on each Quarterly Payment Date, and on the date of any prepayment of the Committed Advance Notes pursuant to Section 3.1(f), shall be due and payable on that day. EXCEPT as otherwise provided in Section 3.9, the unpaid principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS the Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

           (c) Interest accrued on each Eurodollar Rate Loan having a Eurodollar Period of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than 6 months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. EXCEPT as otherwise provided in Sections 3.1(d) and 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan PLUS the Eurodollar Margin.

           (d) During the existence of a Default or Event of Default, the Requisite Lenders may determine that any or all then outstanding Eurodollar Rate Loans shall be converted to Base Rate Loans. Such conversion shall be effective upon notice to Borrowers from the Requisite Lenders (or from the Administrative Agent on behalf of the Requisite Lenders) and shall continue so long as such Default or Event of Default continues to exist.

           (e) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                (i) the principal amount of each Eurodollar Rate Loan shall be payable on the last day of the Eurodollar Period for such Loan

                (ii) the amount, if any, by which the Outstanding Revolving Obligations at any time exceed the Revolving Loan Commitment shall be payable immediately, and shall be applied to the ratable payment of the Committed Advance Revolving Notes;

                (iii) the amount, if any, by which the aggregate principal amount of the outstanding Term Loans at any time exceeds the Term Loan Commitment shall be payable immediately, and shall be applied to the ratable payment of the Term Loans;

                (iv) the principal Indebtedness evidenced by the Committed Advance Revolving Notes shall in any event be payable on the Maturity Date; and

                (v) the principal Indebtedness evidenced by the Committed Advance Term Notes shall be payable on the dates and in the amounts hereinafter set forth:

                                                                                 Amount of Each
     Payment Date                                                               Quarterly Payment
     ------------                                                              -------------------
     Four Quarterly Payment Dates commencing June 30, 2005                              $7,500,000
     Four Quarterly Payment Dates commencing June 30, 2006                             $15,000,000
     Four Quarterly Payment Dates commencing June 30, 2007                             $30,000,000
     Maturity Date                                                               remaining balance

           (f) The Committed Advance Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, EXCEPT that with respect to any voluntary prepayment under this Section 3.1(f), (i) any partial prepayment shall be in an integral multiple of $1,000,000 but not less than $10,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time on a Business Day on the date of prepayment in the case of a Base Rate Loan, and three Business Days, in the case of a Eurodollar Rate Loan, before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(d). Each voluntary prepayment of the principal amount of Term Loans shall be applied to the remaining installments of the outstanding principal balance of Term Loans in the direct order of maturity.

     3.2 ARRANGEMENT FEE. On the Closing Date, Parent and the Company shall pay to each Lead Arranger, an arrangement fee in the amount heretofore agreed upon by letter agreement among Parent, the Company and each such Lead Arranger. Such arrangement fees are for the services of the Lead Arrangers in arranging the credit facilities under this Agreement and are fully earned when paid. The arrangement fee is earned as of the date hereof and is nonrefundable.

     3.3 UPFRONT FEES. On the Closing Date, Parent and the Company shall pay to the Administrative Agent, for the respective accounts of the Lenders, upfront fees in the respective amounts set forth in a writing addressed to that Lender by the Lead Arrangers. Such fees are for the credit facility committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

     3.4 FACILITY FEES. On the last day of each Pricing Period, Borrowers shall pay to the Administrative Agent, for the respective accounts of the Lenders, pro rata according to their Aggregate Pro Rata Share, a facility fee equal to (a) the Facility Fee Rate per annum for that Pricing Period TIMES (b) the actual daily amount by of the Aggregate Commitments (whether drawn or undrawn) during that Pricing Period.

     3.5 LETTER OF CREDIT FEES. Concurrently with the issuance of each Letter of Credit, Borrowers shall pay a letter of credit issuance fee to the relevant Issuing Lender, for the sole account of that Issuing Lender, in an amount set forth in a letter agreement between the Parent and each Issuing Lender. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrowers shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share, letter of credit fees in an amount equal to the Letter of Credit Fee per annum TIMES the actual daily Aggregate Effective Amount of all Letters of Credit for the period from the Closing Date or the most recent Quarterly Payment Date.

     3.6 AGENCY FEES. Borrowers shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement among Parent, the Borrowers and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

     3.7 INCREASED COMMITMENT COSTS. If any Lender shall determine that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then such Lender shall promptly give notice to the Borrowers and the Agent of such determination. Thereafter, the

Borrowers shall pay to such Lender, within five Business Days following written demand therefor (setting forth the additional amounts owed to such Lender and the basis of the calculation thereof in reasonable detail), additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement. Each Lender shall afford treatment to Borrowers under this Section which is substantially similar to that which such Lender affords to its other similarly situated customers.

     3.8   EURODOLLAR COSTS AND RELATED MATTERS.

           (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall:

                (1) subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, EXCLUDING, with respect to each Creditor, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

                (2) impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (INCLUDING, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Eurodollar Reserve Percentage taken into account in calculating the Eurodollar Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office; or

                (3) impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition materially affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise materially affect any of the same;

           and the result of any of the foregoing, as determined by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, PROVIDED THAT such Lender makes demand upon Borrowers (with a copy to the Administrative Agent) within 90 days following the date upon which it becomes aware of any such event or circumstance, Borrowers shall within five Business Days pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). Each of the Borrowers hereby jointly and severally (but as between Borrowers, ratably) indemnifies each Lender against, and agrees to hold each Lender harmless from and reimburse such Lender within five Business Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by each Lender in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special Eurodollar Circumstance. A statement of any Lender claiming compensation under this clause and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to this Section and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Lender, otherwise be materially disadvantageous to such Lender. If any Lender claims compensation under this Section, Borrowers may at any time, upon at least four Eurodollar Business Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by Section 3.8(d), pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Base Rate Advances. To the extent that any Lender which receives any payment from Borrowers under this Section later receives any funds which are identifiable as a reimbursement or rebate of such amount from any other Person, such Lender shall promptly refund such amount to Borrowers.

           (b) If the existence or occurrence of any Special Eurodollar Circumstance shall, in the opinion of any Lender, make it unlawful, impossible or impracticable for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), PROVIDED that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.8(d). Each Lender agrees to endeavor promptly to notify Borrowers of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section 3.8(b), and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the judgment of such Lender, otherwise be disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Lender shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate Advances has been suspended under this Section 3.8(b) shall promptly notify the Administrative Agent and Borrowers of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

           (c)  If, with respect to any proposed Eurodollar Rate Loan:

                (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                (2) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

           then the Administrative Agent forthwith shall give notice thereof to Borrowers and the Lenders, whereupon until the Administrative Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify a Base Rate Loan.

           (d) Upon payment or prepayment of any Eurodollar Rate Advance, (OTHER THAN as the result of a conversion required under Section 3.1(d) or 3.8(b)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of any Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a

Eurodollar Rate Loan in any Request for Loan, Borrowers shall pay to the appropriate Lender within five Business Days after demand a prepayment fee or failure to borrow fee, as the case may be, (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the SUM of:

                (1) principal amount of the Eurodollar Rate Advance prepaid or not borrowed, as the case may be, TIMES the quotient of (A) the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Eurodollar Period, DIVIDED BY (B) 360, TIMES the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); PLUS

                (2) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

           Each Lender's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

     3.9 DEFAULT RATE. If (a) any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Creditor is not paid when due, then such overdue Obligations shall, or (b) if any Event of Default has occurred and remains continuing, then at the option of the Requisite Lenders, all of the Obligations shall, thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate PLUS the Base Rate Margin PLUS 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

     3.10 COMPUTATION OF INTEREST AND FEES. Computation of interest on Base Rate Loans calculated with reference to the prime rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Base Rate Loans calculated by reference to the Federal Funds Rate, and on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Each Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

     3.11 NON-BUSINESS DAYS. Subject to clause (b) of the definition of "Eurodollar Period," if any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

     3.12  MANNER AND TREATMENT OF PAYMENTS.

           (a) Each payment hereunder (EXCEPT payments with respect to Swing Line Obligations and payments pursuant to Sections 3.7, 3.8, 11.3, and 11.11) or on the Notes or under any other Loan Document shall be made without setoff, counterclaim, recoupment or other deduction of any kind to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Business Day), OTHER THAN payments with respect to Swing Line Advances, which must be received by 3:00 p.m., California time, on the day of payment (which must be a Business Day). All payments received after these deadlines shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

           (b) Each payment or prepayment on account of any Committed Loan shall be applied pro rata according to the outstanding Committed Advances made by each Lender comprising such Committed Loan.

           (c) Each Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrowers, be presumptive evidence absent manifest error of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record.

           (d) Each payment of any amount payable by Borrowers or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, EXCLUDING, in the case of each Creditor, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or
(iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide Borrowers with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Parent or any Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Parent or that Borrower shall (i) make such deduction or withholding and pay the same to the relevant

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Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Parent or the appropriate Borrower.

     3.13 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

     3.14 FAILURE TO CHARGE NOT SUBSEQUENT WAIVER. Any decision by the Creditors not to require payment of any interest (INCLUDING interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Creditor's right to require full payment of any interest (INCLUDING interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document on any other or subsequent occasion.

     3.15 ADMINISTRATIVE AGENT'S RIGHT TO ASSUME PAYMENTS WILL BE MADE BY BORROWERS. Unless the Administrative Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, the Administrative Agent may, in its discretion, assume that the appropriate Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If that Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

     3.16 FEE DETERMINATION DETAIL. Each Creditor shall provide reasonable detail to Parent and the Borrowers regarding the manner in which the amount of any payment to that Creditor under Article 3 has been determined, concurrently with demand for such payment.

     3.17 SURVIVABILITY. All of the Parent's and the Borrowers' obligations under Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitments are terminated and all Loans hereunder are fully paid.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Parent and each Borrower represents and warrants to the Creditors, as of the date hereof, as of the Closing Date, and as of the date of the making of each Advance and the Issuance of each Letter of Credit that:

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     4.1   EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. Parent and
each of the Borrowers are duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation. Parent and each of the Borrowers are duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, EXCEPT where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Parent and each of the Borrowers have all requisite corporate or partnership power (as applicable) and authority to conduct their respective business, to own and lease their respective Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Parent and each of the Borrowers are duly authorized, validly issued, fully paid, and non-assessable and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Parent and each of the Borrowers are in compliance with all Laws and other legal requirements applicable to their respective business, have obtained all authorizations, consents, approvals, orders, licenses and permits from, and have accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of their business, EXCEPT where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

     4.2 AUTHORITY; COMPLIANCE WITH OTHER AGREEMENTS AND INSTRUMENTS AND GOVERNMENT REGULATIONS. The execution, delivery and performance by Parent and each Borrower of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or partnership action, as applicable, and do not and will not:

           (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor of such Party;

           (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

           (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

           (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

           (e) Result in a breach by such Party of or constitute a default by such Party under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

           and neither Parent, Borrowers nor any of their Significant Subsidiaries is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any

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indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

     4.3   NO GOVERNMENTAL APPROVALS REQUIRED. Except as set forth in Schedule
4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Parent or the Borrowers of the Loan Documents to which any of them is a Party. All authorizations from, or filings with, any Governmental Agency described in
Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

     4.4   SIGNIFICANT SUBSIDIARIES.

           (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, percentage of shares of each class of capital stock issued and outstanding, percentage of shares owned by Parent or a Significant Subsidiary (specifying such owner) and jurisdictions of organization of each of the Significant Subsidiaries of Parent. Unless otherwise indicated in Schedule 4.4, as of the Closing Date all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each such Significant Subsidiary are owned of record and beneficially by the Persons described therein, there are no outstanding options, warrants or other rights to purchase capital stock of any such Significant Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, EXCEPT for Permitted Encumbrances and Permitted Rights of Others.

           (b) Each Significant Subsidiary of Parent is duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (EXCEPT where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

           (c) Each Significant Subsidiary of Parent is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Significant Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, EXCEPT where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

     4.5 FINANCIAL STATEMENTS. Parent and Borrowers have furnished to the Lenders the audited consolidated financial statements of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2002. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of Parent and its Subsidiaries as of such dates and for such periods, in conformity with Generally Accepted Accounting Principles, consistently applied.

     4.6 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. As of the Closing Date, Parent and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 2002.

     4.7 TITLE TO PROPERTY. Parent and its Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5, other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others described in Schedule 4.7, as permitted by Section 6.4, and any other matters which do not have a Material Adverse Effect.

     4.8 LITIGATION. There are no actions, suits, proceedings or investigations pending as to which Parent or any of its Subsidiaries have been served or have received notice or, to the knowledge of Parent and the Borrowers, threatened against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency in which there is any reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or results of operations of Parent and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents.

     4.9 BINDING OBLIGATIONS. Each of the Loan Documents will, when executed and delivered by Parent and the Borrowers party thereto, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

     4.10 NO DEFAULT. No event has occurred and is continuing that is a Default or Event of Default.

     4.11  ERISA.

           (a)  With respect to each Pension Plan:

                (1) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                (2) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                (3) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                (4) neither Parent nor any of its Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

           (b) Neither Parent nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

     4.12 REGULATIONS T, U AND X; INVESTMENT COMPANY ACT. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U or X.

     Neither Parent nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

     4.13 DISCLOSURE. No written statement made by a Senior Officer of Parent or any Borrower to any Creditor in connection with this Agreement, including without limitation the statements made in the Confidential Offering Memorandum, or in connection with any Loan, Advance or Letter of Credit as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

     4.14 TAX LIABILITY. Parent and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Parent or any of its Subsidiaries, EXCEPT (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes and tax returns so long as no material item or portion of Property of Parent or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     4.15 PROJECTIONS. As of the Closing Date, to the best knowledge of Parent and the Borrowers, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Parent and the Borrowers, and the Projections are (a) reasonably based on such assumptions and
(b) although a range of possible different assumptions and estimates might also be reasonable, neither Parent nor the Borrowers are aware of any facts which would lead them to believe that the assumptions and estimates on which the Projections were based are not reasonable; provided that no representation or warranty can be given that the projected results will be realized or with respect to the ability of Parent and its Subsidiaries to achieve the projected results and, while the Projections are necessarily presented with numerical specificity, the actual results achieved during the periods presented may differ from the projected results, and such differences may be material.

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

     4.16 HAZARDOUS MATERIALS. Parent and the Borrowers have reasonably concluded that Hazardous Materials Laws are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of the Parent and its Subsidiaries, considered as a whole.

     4.17 GAMING LAWS. Parent and each of its Subsidiaries are in compliance in all material respects with all Gaming Laws that are applicable to them and their businesses.

     4.18 SOLVENCY. As of the Closing Date, and giving effect to the transactions contemplated to occur on the Closing Date, Parent and each of its Subsidiaries are Solvent.

     4.19 TAX SHELTER REGULATIONS. The Borrowers do not intend to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, they will promptly notify the Administrative Agent thereof. If the Borrowers notify the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Parent and each Borrower shall, and shall cause each of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

     5.1 PRESERVATION OF EXISTENCE. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, EXCEPT where the failure to so preserve and maintain the existence of any Subsidiary and such authorizations would not constitute a Material Adverse Effect and EXCEPT that a merger permitted by Section 6.1 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties EXCEPT where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

     5.2 MAINTENANCE OF PROPERTIES. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, EXCEPT where the failure to maintain, preserve and protect a particular item of depreciable Property would not have a Material Adverse Effect.

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     5.3   MAINTENANCE OF INSURANCE. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with financially sound and responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Parent and its Subsidiaries operate, and will furnish to the Administrative Agent upon request information in reasonable detail as to the insurance so carried. Notwithstanding the foregoing, Parent and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

     5.4 COMPLIANCE WITH LAWS. Comply in all material respects and within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Laws and Requirements of Law, including without limitation Hazardous Materials Laws, ERISA and all Gaming Laws, EXCEPT that Parent and its Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

     5.5 INSPECTION RIGHTS. Upon reasonable notice, at any time during regular business hours and as often as requested (but not so as to materially interfere with the business of the Parent or any of its Subsidiaries), permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, the Parent and its Subsidiaries and to discuss the affairs, finances and accounts of the Parent and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the senior management of the Parent.

     5.6 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Parent or any of its Subsidiaries.

     5.7 USE OF PROCEEDS. Use the proceeds of Loans (a) on the Closing Date, for retirement of all outstanding obligations under the Existing Harrah's Credit Agreements and related transactional expenses, and (b) thereafter for working capital and general corporate purposes of Parent and its Subsidiaries INCLUDING without limitation capital expenditures, share repurchases, commercial paper backup and acquisitions of equity securities or assets of other Persons, in each case to the extent not prohibited by the Loan Documents.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

     So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Parent and each Borrower

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

shall not, and shall not permit any of their respective Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

     6.1 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Merge or consolidate with or into any Person, or sell lease or otherwise transfer all or any substantial part of the assets of Parent and its Subsidiaries, taken as a whole, to any Person, EXCEPT:

           (a) mergers and consolidations of a Subsidiary of a Borrower into that Borrower or a Subsidiary thereof (with that Borrower or the Subsidiary as the surviving entity) or of Subsidiaries of the Borrowers with each other;

           (b) a merger or consolidation of a Borrower or any Subsidiary thereof with any other Person, PROVIDED that (i) either (A) the Borrower or the Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America and, as of the date of such merger or consolidation, expressly assumes, by an instrument satisfactory in form and substance to the Requisite Lenders, the Obligations of the relevant Borrower or the Subsidiary, as the case may be, (ii) giving effect thereto, no Default or Event of Default exists or would result therefrom, and
(iii) giving pro forma effect thereto, Borrowers are in compliance with the covenants set forth in Sections 6.5 and 6.6.

     6.2 HOSTILE TENDER OFFERS. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other equity securities of any business entity if the board of directors or management of such corporation or business entity has notified Parent or any of its Subsidiaries in writing that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

     6.3 CHANGE IN NATURE OF BUSINESS. Make any material change in the nature of the business of Parent and its Subsidiaries, taken as a whole, or acquire more than 49% of the capital stock or other equity securities of any Person which is engaged in a line of business other than the lines of business reasonably related to or incidental to the business engaged in by Parent and its Subsidiaries.

     6.4 LIENS, NEGATIVE PLEDGES, SALE LEASEBACKS AND RIGHTS OF OTHERS.Create, incur, assume or suffer to exist any Lien, Negative Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, or enter into any Sale and Leaseback with respect to any such Properties EXCEPT:

           (a)  Permitted Encumbrances and Permitted Rights of Others;

           (b)  Liens and Negative Pledges under the Loan Documents;

           (c) other existing Liens, Negative Pledges and Rights of Others existing on the Closing Date and disclosed in Schedule 4.7 (or not required to be disclosed therein under Section 4.7) and any renewals or extensions thereof; PROVIDED that the obligations secured or benefitted thereby are not increased;

                (d) Until the date which is ninety days following the Closing Date, any Lien, Negative Pledge or Right of Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Subsidiary of Parent that holds, directly or indirectly through a holding company or otherwise, a license to conduct gaming under any Gaming Law, and in the proceeds thereof; PROVIDED that this clause shall apply only so long as the Gaming Laws of the relevant jurisdiction provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause shall be of no further effect; and PROVIDED FURTHER that if at any time Parent or any of its Subsidiaries creates or suffers to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under such Gaming Laws) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Agent for the benefit of the Lenders;

                (e) Liens on Property acquired or constructed by Parent or any of its Subsidiaries, and in the proceeds thereof, that (i) were in existence at the time of the acquisition or construction of such Property or were created at or within 90 days after such acquisition or construction, and (ii) secure (in the case of Liens not in existence at the time of acquisition of the Property) only the unpaid portion of the acquisition or construction price for such Property, or monies borrowed that were used to pay such acquisition or construction price;

                (f) Liens securing Indebtedness (INCLUDING Capital Lease Obligations) that replaces or refinances Indebtedness secured by Liens permitted under clause (e); PROVIDED that such Liens cover only the same Property as the Liens securing the Indebtedness replaced or refinanced;

                (g) Liens, Negative Pledges and Rights of Others held by joint venture partners and any assignees thereof, and lenders thereto and any assignees thereof, with respect to the interests of Parent and its Subsidiaries in (i) that joint venture and the proceeds thereof or (ii) the capital stock or other equity ownership interests held by any Joint Venture Holding Company in that joint venture and the proceeds thereof, PROVIDED, in each case, that such Liens, Negative Pledges and Rights of Others shall secure and relate only the obligations of such joint venture or Contingent Obligations permitted by Section 6.7(g);

                (h) Liens, Negative Pledges and Rights of Others in favor of counterparties to agreements, and assignees thereof, entered into by Parent and its Subsidiaries in the ordinary course of business on the interests of Parent and its Subsidiaries under such agreements and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only to restrictions on transfer of the rights of Parent and its Subsidiaries to the holders thereof under the relevant agreement;

                (i)  Liens on Cash securing only Defeased Debt; and

                (j) Liens not otherwise permitted by the foregoing clauses of this Section encumbering assets of the Parent and its Subsidiaries having an aggregate fair market value which is not in excess of 10% of Net Tangible Assets at any time.

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     6.5   TOTAL DEBT RATIO. Permit the Total Debt Ratio to exceed 4.50:1.00 as of the last day of any Fiscal Quarter.

     6.6 INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio to be less than 3.00:1.00 as of the last day of any Fiscal Quarter.

     6.7 SUBSIDIARY INDEBTEDNESS. Permit any Subsidiary of Parent which is not a Borrower hereunder to create, assume, incur or suffer to exist any Indebtedness or Contingent Obligations with respect to Indebtedness OTHER THAN:

           (a)  Defeased Debt;

           (b) secured Indebtedness (including Capital Lease Obligations) and Contingent Obligations which are permitted by Sections 6.4(e) or 6.4(f);

           (c) unsecured Indebtedness and Contingent Obligations which were created, assumed or incurred by such Subsidiary prior to its acquisition by Parent and its Subsidiaries (and not in anticipation of such acquisition) but not any refinancings, renewals or extensions thereof;

           (d) letters of credit, surety bonds and other similar forms of credit enhancement for such Subsidiaries incurred in the ordinary course of their business;

           (e) Intercompany Debt, PROVIDED such Indebtedness is not subject to any Lien (other than Liens in favor of the Administrative Agent and the Lenders);

           (f) Contingent Obligations of Management Companies consisting of guarantees of Indebtedness of Persons which are the counterparties to any management agreement, development agreement or other similar instruments to which such Management Companies are also party, PROVIDED that (i) the assets of each Management Company issuing any such guarantees shall not exceed 1.0% of Net Tangible Assets at any time, and (ii) the aggregate amount of assets of all Management Companies issuing guarantees permitted by this Section 6.7(f) shall not exceed 5% of Net Tangible Assets at any time;

           (g) Contingent Obligations of Joint Venture Holding Companies consisting of guarantees of Indebtedness of Persons in which such Joint Venture Holding Companies own equity securities; PROVIDED that the other Persons owning such equity securities have also ratably guaranteed such Indebtedness; and

           (h) other Indebtedness in an aggregate amount not to exceed $20,000,000 at any time outstanding.

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                                    ARTICLE 7

                     INFORMATION AND REPORTING REQUIREMENTS

     7.1 FINANCIAL AND BUSINESS INFORMATION. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains in force, Parent and the Borrowers shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, deliver to the Administrative Agent and the Lenders, at Parent's and Borrowers' sole expense:

           (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for each Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Parent as fairly presenting the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

           (b) As soon as practicable, and in any event prior to the penultimate Business Day of February in each Fiscal Year, a Certificate of a Responsible Official setting forth the Total Debt Ratio as of the last day of the fourth Fiscal Quarter of the preceding year, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Parent and its Subsidiaries for such Fiscal Quarter;

           (c) As soon as practicable, and in any event within 120 days after the end of each Fiscal Year, the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders' equity and cash flows, in each case of Parent and its Subsidiaries for such Fiscal Year as at and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of independent public accountants of recognized standing selected by Parent and reasonably satisfactory to the Requisite Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions. Such accountants' report and opinion shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Parent's and Borrowers' financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Section 6.5 and 6.6, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such

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

accountants in the course of such examination that would cause them to believe that the same were not calculated by Parent and the Borrowers in the manner prescribed by this Agreement;

           (d) As soon as practicable, and in any event within 90 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, INCLUDING for the first such Fiscal Year, projected quarterly consolidated balance sheets, statement of operations and statements of cash flow and, for the remaining four Fiscal Years, projected annual consolidated condensed balance sheets and statements of operations and cash flow, of Parent and its Subsidiaries, all in reasonable detail;

           (e) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which Parent may file or be required to file with the Securities and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section;

           (f) Promptly after the same are available, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Parent or any of its Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with, any Gaming Law by Parent or any of its Subsidiaries;

           (g) Promptly after request by any Creditor, copies of any other report or other document that was filed by Parent or any of its Subsidiaries with any Governmental Agency;

           (h) As soon as practicable, and in any event within three Business Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Parent or any of its Subsidiaries are taking or propose to take with respect thereto;

           (i) Promptly upon a Senior Officer becoming aware of any litigation, governmental investigation or any proceeding (including any litigation or proceeding by or subject to decision by any Gaming Board) pending (i) against Parent or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (ii) with respect to any material Indebtedness of Parent or any of its Subsidiaries, or (iii) with respect to the Loan Documents, notice of the existence of the same;

           (j) Promptly after the Borrowers have notified the Administrative Agent of any intention by the Borrowers to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4) a duly completed copy of IRS Form 8886 or any successor form; and

           (k) Such other data and information as from time to time may be reasonably requested by any Creditor through the Administrative Agent.

     7.2 COMPLIANCE CERTIFICATES. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitments remains outstanding, Parent and Borrowers shall deliver to the Administrative Agent and the Lenders, at Parent's and Borrowers' sole expense, concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), a Compliance Certificate signed on Parent's and Borrowers' behalf by a Senior Officer.

                                    ARTICLE 8

                                   CONDITIONS

     8.1 INITIAL ADVANCES, ETC. The obligation of each Lender to make the initial Advance to be made by it, the obligation of the Swing Line Lender to make Swing Line Advances and the obligation of the relevant Issuing Lenders to issue the initial Letters of Credit, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

           (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                (1) at least one executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders, Parent and the Company;

                (2) Committed Advance Notes executed by the Company in favor of each Term Loan Lender and Revolving Lender, each in a principal amount equal to that Lender's applicable Pro Rata Share;

                (3)  the Swing Line Documents;

                (4)  the Parent Guaranty executed by Parent;

                (5) with respect to the Parent and the Company, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Parent and the Company, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, INCLUDING certified copies of articles of incorporation and amendments

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

           thereto, bylaws and amendments thereto, certificates of good standing, certificates of corporate resolutions, incumbency certificates and Certificates of Responsible Officials;

                (6)  the Opinions of Counsel;

                (7) a Certificate of a Responsible Official certifying that the attached copies of the governing indentures and agreements for the Existing Subordinated Debt, the Existing Senior Notes and the Atlantic City Showboat Land Debt are true copies;

                (8) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws or as otherwise permitted under Schedule 4.3;

                (9) a Certificate of a Responsible Official signed on Parent's and the Company's behalf by a Senior Officer setting forth the Total Debt Ratio as of December 31, 2002 and the Debt Rating as of the Closing Date;

                (10) a Certificate of a Responsible Official signed on Parent's and the Company's behalf by a Senior Officer certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied;

                (11) a copy of the Parent's audited consolidated annual financial statements for the Fiscal Year ended December 31, 2002; and

                (12) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

           (b) The Company shall have on the Closing Date terminated the Existing Harrah's Credit Agreements and repaid each of the loans and terminated each of the outstanding letters of credit and other credit accommodations made thereunder (other than the Continuing Letters of Credit) pursuant to arrangements acceptable to the Administrative Agent, and the proceeds of the initial Loans shall have been used or shall concurrently be used to refinance the obligations of the Company thereunder.

           (c) The arrangement fee, upfront fees and agency fees payable pursuant to Sections 3.2, 3.3 and 3.6 shall have been paid.

           (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to
Section 11.3, and invoiced to the Parent prior to the Closing Date, shall have been paid.

           (e) The representations and warranties of Parent and the Company contained in Article 4 shall be true and correct.

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

           (f) Parent, the Company and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

     8.2 ANY INCREASING ADVANCE, ETC. The obligation of each Lender to make any Committed Advance which would increase the aggregate principal amount of the outstanding Committed Advances, the obligation of the relevant Issuing Lender to issue each Letter of Credit and the obligation of the Swing Line Lender to make Swing Line Advances, is subject to the following conditions precedent:

           (a) EXCEPT (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of the Loan Documents and (ii) as disclosed by Parent and Borrowers and approved in writing by the Requisite Lenders (or, in the case of any Advance or the issuance of any Letter of Credit after the Term Loan has been funded, the Requisite Revolving Lenders), the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 (first sentence), and 4.15) shall be true and correct on and as of the date of the Advance as though made on that date;

           (b) there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Parent or any of its Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

           (c) the Administrative Agent shall, in the case of a Committed Advance, have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable) in compliance with Article 2 (or, in the proper case, a Request for Letter of Credit); and

           (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders (or, in the case of any Advance or the issuance of any Letter of Credit after the Term Loan has been funded, the Requisite Revolving Lenders) reasonably may require.

                                    ARTICLE 9

              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

     9.1 EVENTS OF DEFAULT. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

           (a) Any Borrower (i) fails to pay any principal on any Committed Advance Note or any Swing Line Advance, or any portion thereof, on the date when due or (ii) fails to make any payment with respect to any Letter of Credit when required by Section 2.4(e); or

           (b) Parent or any Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five Business Days after the date when due; or fails to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

           (c) Parent or any Borrower fails, immediately upon notice from the Administrative Agent, to comply with any of the covenants contained in Article 6; or

           (d) Parent or any Borrower fails to comply with Section 7.1(h) in any respect that is materially adverse to the interests of the Lenders; or

           (e) Parent, any Borrower or any other Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within thirty Business Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

           (f) Any representation or warranty of Parent or any Borrower made in any Loan Document, or in any certificate or other writing delivered by Parent or any Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed; or

           (g) Parent or any of its Significant Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $100,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $100,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $100,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

           (h) Any event occurs which gives the holder or holders of any Subordinated Debt (or an agent or trustee on its or their behalf) the right to declare such indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Debt; or

           (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind same; or

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

           (j) A final judgment against the Parent or any of its Significant Subsidiaries is entered for the payment of money in excess of $25,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

           (k) The Parent or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

           (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

           (m) Any determination is made by a court of competent jurisdiction that any Subordinated Debt is not subordinated in accordance with its terms to the Obligations, PROVIDED that for so long as such determination is effectively stayed during any pending appeal the same shall not constitute an Event of Default; or

           (n) Any Pension Plan maintained by the Parent or any of its Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

           (o) The occurrence of a License Revocation with respect to a license issued to Parent or any of its Subsidiaries by any Gaming Board of the States of New Jersey, Nevada or Louisiana with respect to gaming operations at any gaming facility accounting for 5% or more of the consolidated gross revenues of Parent and its Subsidiaries that continues for thirty calendar days.

     9.2 REMEDIES UPON EVENT OF DEFAULT. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

           (a) Upon the occurrence, and during the continuance, of any Event of Default OTHER THAN an Event of Default described in Section 9.1(k):

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

                (1) the commitment to make Advances and all other obligations of the Creditors and all rights of Parent, Borrowers and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Parent or the Borrowers , which are expressly waived by Parent and the Borrowers, EXCEPT that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitments and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders; and

                (2) the Requisite Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments, demand that Borrowers deposit cash collateral for all Letters of Credit in the amount thereof with the Administrative Agent and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Parent and the Borrowers.

           (b) Upon the occurrence of any Event of Default described in Section 9.1(k):

                (1) the commitment to make Advances and all other obligations of the Creditors and all rights of Parent, Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Parent or Borrowers, which are expressly waived by Parent and Borrowers, EXCEPT that all the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Lenders; and

                (2) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Parent and Borrowers, and Borrowers shall be obligated to immediately deposit cash collateral for all Letters of Credit with the Administrative Agent in the amount thereof.

           (c) Upon the occurrence of any Event of Default, the Creditors, or any of them, without notice to (EXCEPT as expressly provided for in any Loan Document) or demand upon Parent or Borrowers, which are expressly waived by Borrowers (EXCEPT as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Parent and the Borrowers and any other Parties and such other rights and remedies as are provided by Law or equity; PROVIDED that, it is agreed as among the Creditors that, following any Event of Default consisting of a failure of a Borrower to make any payment hereunder when due (whether at stated maturity, by acceleration or otherwise), each Creditor may independently pursue its legal remedies under this Agreement, its Notes and the other Loan Documents against Parent and such Borrower in respect of any such defaulted payments without the consent of the other Lenders, the Issuing Lender or the Administrative Agent (except to the extent that such payment default has been cured), upon the earliest of (i) the acceleration of the Obligations, (ii) any bankruptcy or insolvency event of the types described in Section 9.1(k) in respect of Parent or such Borrower and (iii) 45 days following the date of such payment default, provided that no individual Creditor may, without the consent of the Requisite Lenders, purport to accelerate the Obligations.

           (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Creditors, shall be applied first to the costs and expenses (including attorneys' fees and disbursements and the allocated costs of attorneys employed by the Administrative Agent) of the Creditors, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing the Obligations hereunder and under the Notes, payments shall be applied FIRST, to the costs and expenses of the Creditors, as set forth above, SECOND, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and THIRD, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

                                   ARTICLE 10

                              ADMINISTRATIVE AGENT

     10.1 APPOINTMENT AND AUTHORIZATION. Each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Obligations and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, EXCEPT as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

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

     10.2 ADMINISTRATIVE AGENT AND AFFILIATES. Bank of America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it was not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Parent, any Subsidiary thereof, or any Affiliate of Parent, as if it was not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

     10.3 PROPORTIONATE INTEREST IN ANY COLLATERAL. The Administrative Agent, on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any collateral or interests therein hereafter received or held by the Administrative Agent. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (INCLUDING attorneys' fees and disbursements and other professional services and the allocated costs of attorneys employed by the Administrative Agent or a Lender), each Lender shall have an interest in the Lenders' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

     10.4 LENDERS' CREDIT DECISIONS. Each Creditor agrees that it has, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, and instead in reliance upon information supplied to it by or on behalf of Parent and Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Creditor also agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     10.5  ACTION BY ADMINISTRATIVE AGENT.

           (a) The Administrative Agent, the relevant Issuing Lender and the Swing Line Lender may assume that no Default or Event of Default has occurred and is continuing, unless they have received notice from a Parent or any Borrower stating the nature of the Default or Event of Default or have received notice from a Lender stating the nature of the Default or Event of Default and that such Lender considers the Default or Event of Default to have occurred and to be continuing.

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           (b)  The Administrative Agent has only those obligations under the
Loan Documents as are expressly set forth therein.

           (c) EXCEPT for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, EXCEPT that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

           (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), PROVIDED that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and EXCEPT that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five Business Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Creditors.

           (e) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

     10.6 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, EXCEPT for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

           (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

           (b) May consult with legal counsel (INCLUDING in-house legal counsel), accountants (INCLUDING in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Parent and/or its Subsidiaries

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or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

           (c) Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

           (d) EXCEPT to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Parent or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Parent or its Subsidiaries.

           (e) Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

           (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

           (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by Parent, Borrowers or any Subsidiary thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; PROVIDED that, promptly upon discovery of such an error in computation, the Creditors (and, to the extent applicable, Parent and Borrowers) shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     10.7 INDEMNIFICATION. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify and hold the Administrative Agent, the Lead Arranger and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (INCLUDING, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent or the Lead Arranger) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Parent or Borrowers to pay and perform the Obligations) or any action taken or not taken by it as Administrative Agent and the Lead Arranger thereunder, EXCEPT such as result from their own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent and the Lead Arranger upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent or the Lead Arranger in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (INCLUDING a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Parent, Borrowers or any other Party fails to do so upon demand.

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     10.8  SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may, and at
the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty days notice to the Lenders, Parent and the Borrowers. If the Administrative Agent resigns as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by Parent and Borrowers (and such approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders, Parent and Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated (except for any liabilities incurred prior to such termination). After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
11.11 and 11.23, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor administrative agent as provided for above.

     10.9  NO OBLIGATIONS OF PARENT OR BORROWERS. Nothing contained in this
Article 10 shall be deemed to impose upon Parent or Borrowers any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Parent and Borrowers shall have no liability to any Creditor in respect of any failure by any Creditor to perform any of its obligations to any other Creditor under this Agreement.

                                   ARTICLE 11

                                  MISCELLANEOUS

     11.1 CUMULATIVE REMEDIES; NO WAIVER. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Creditors rights to assert them in whole or in part in respect of any other Loan or Letter of Credit.

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     11.2  AMENDMENTS; CONSENTS. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Parent, Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Parent or any Borrower is a party, signed by Parent and that Borrower and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

           (a) To forgive any principal Obligation, defer any required payment of any Obligation, reduce the amount or rate of interest payable on any Loan or Advance without the consent of the affected Lender, increase the amount of the Commitment (except as set forth in Section 2.6) or the Pro Rata Share of any Lender or decrease the amount of any Letter of Credit Fee or facility fee payable to any Lender, or reduce any other fee or amount payable to the Creditors under the Loan Documents or to waive an Event of Default consisting of the failure of any Borrower to pay when due principal, interest or any facility fee or letter of credit fee;

           (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any facility fee or letter of credit fee, or to extend the term of the Commitment;

           (c) To amend the provisions of the definition of "Requisite Lenders" or this Section 11.2 or to amend or waive Section 6.2;

           (d)  To release or subordinate the Parent Guaranty; or

           (e) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders;

           PROVIDED, however, that notwithstanding the foregoing after the funding of the Term Loan, amendments, modifications or waivers of Section 8.2 may be made only with the consent of the Requisite Revolving Lenders.

           Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

     If, in connection with any proposed amendment, modification, supplement, termination, waiver or consent to any of the provisions hereof as contemplated by clauses (a) through (d), inclusive, of this Section 11.2, the consent of the Required Lenders is obtained, but the consent of one or more of the other Lenders is required and is not obtained, then the Borrowers shall have the right to replace such non-consenting Lender with one or more Eligible Assignees in accordance with Section 11.14(b) if such Eligible Assignee consents to the proposed amendment, modification, supplement, termination, waiver or consent.

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     11.3  COSTS, EXPENSES AND TAXES. Each Borrower shall pay within two
Business Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lead Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof which is requested by Borrowers or is entered into when any Default or Event of Default exists. Following any Event of Default, each Borrower shall pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and each of the other Creditors in connection with the restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including allocated costs of legal counsel employed by any Creditor), independent public accountants and other outside experts retained by any of the Creditors, whether or not such costs and expenses are incurred or suffered by the Creditors in connection with or during the course of any bankruptcy or insolvency proceedings of the Parent or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by the Parent or the Borrowers, the administrative costs of the Administrative Agent reasonably attributable thereto. Each Borrower shall pay any and all documentary and other taxes, excluding, in the case of each Creditor and its Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on net income (other than withholding taxes and taxes based on net income resulting from or attributable to any change following the Closing Date in any law, rule or regulation or any change following the Closing Date in the interpretation or administration of any law, rule or regulation by any governmental authority) or (iii) any withholding taxes or other taxes based on net income for any period with respect to which it has failed to provide the Parent with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Creditors under this Section
11.3 shall bear interest from the second Business Day following the date of demand for payment at the Default Rate.

     11.4 NATURE OF LENDERS' OBLIGATIONS. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Creditors a partnership, an association, a joint venture or other entity, either among themselves or with Parent, any Borrower or any Affiliate thereof. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all

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other Lenders of their obligations to make initial Advances. A default by any
Lender will not increase any Pro Rata Share attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as a majority in interest of the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so.

     11.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Creditors, notwithstanding any investigation made by the Creditors or on their behalf.

     11.6 NOTICES. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied or delivered by overnight courier or otherwise to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. EXCEPT as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

     11.7 EXECUTION OF LOAN DOCUMENTS. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

     11.8  SUCCESSORS AND ASSIGNS.

           (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Parent and the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section,
(ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section,

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or (iv) to an SPC in accordance with the provisions of subsection (h) of this
Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and its Loans (including for purposes of this subsection (b), participations in LC Obligations and in Swing Line Loans held by any Revolving Lender) at the time owing to it); PROVIDED that
(i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment Agreement, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, Parent and the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Revolving Loan Commitment must be approved by the Administrative Agent, the Issuing Lender and the Swing Line Lender (each such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) any assignment of a Term Loan Commitment must be approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.7, 3.8, 3.12, 11.3 and 11.10 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any

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assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

           (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (d) Any Lender may at any time, without the consent of, or notice to, Parent and the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, Parent, a Borrower or any of Parent's or any Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including a Revolving Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Parent, the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in subsections (b), (c) and (d) of Section 11.2 that directly affects such Participant. Subject to subsection (e) of this Section, Parent and the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.8 and 3.12(d) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, PROVIDED such Participant agrees to be subject to Section 11.9 as though it were a Lender.

           (e) A Participant shall not be entitled to receive any greater payment under Section 3.7, 3.8 or 3.12(d) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Parent's and the Borrowers' prior written consent. A Participant that is incorporated under the laws of a jurisdiction other than the United States of America or any state thereof shall not be entitled to the benefits of Section 3.12(d) unless Parent and the Borrowers are

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notified of the participation sold to such Participant and such Participant agrees, for the benefit of Parent and the Borrowers, to comply with Section
11.21 as though it were a Lender.

           (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

           (g)  As used herein, the following terms have the following meanings:

           "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

           "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

           (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent, Parent and the Borrowers (an "SPC") the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan, and
(ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Parent or the Borrowers under this Agreement (including their obligations under Sections 3.7 or 3.8), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof with respect to matters directly related to this Agreement. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Parent, the Borrowers and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting

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Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

           (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note(s), if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, PROVIDED that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.8, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

           (j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Loan Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Parent, the Borrowers and the Lenders, resign as an Issuing Bank and/or (ii) upon 30 days' notice to Parent and the Borrowers, resign as the Swing Line Lender. In the event of any such resignation as an Issuing Bank or Swing Line Lender, Parent and the Borrowers shall be entitled to appoint from among the Revolving Lenders a successor Issuing Bank or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by Parent and the Borrowers to appoint any such successor shall affect the resignation of Bank of America as an Issuing Bank or the Swing Line Lender, as the case may be. If Bank of America resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.4(g). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.5.

           (k) Notwithstanding anything to the contrary herein, the rights of the Lenders to make assignment of, and grant participations in, their Pro Rata Share of the Commitments shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

     11.9 SHARING OF SETOFFS. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Parent, any Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) The Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; PROVIDED that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Parent, Borrowers or any Person claiming through or succeeding to the rights of Parent or Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Parent and each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

     11.10 INDEMNITY BY PARENT AND BORROWERS. Parent and each Borrower jointly and severally (but as between Parent and Borrowers, ratably) agrees to indemnify, save and hold harmless each of the Creditors and the Arranger and their Affiliates, directors, officers, agents, attorneys and employees (collectively the "INDEMNITEES") from and against: (a) Any and all claims, demands, actions or causes of action (EXCEPT a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Parent, any Borrower, its Affiliates or any of its officers, directors or shareholders relating to the Commitment, the use or contemplated use of proceeds of any Loan or Letter of Credit, or the relationship of Parent, Borrowers and the Creditors under this Agreement; (b) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) Any and all liabilities, losses, costs or expenses (INCLUDING attorneys' fees and the allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; PROVIDED that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Parent and Borrowers, but the failure to so promptly notify Parent or Borrowers shall not affect Parent's and Borrowers' obligations under this Section unless such failure materially prejudices Parent's or Borrowers' right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Parent and the Borrowers in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Parent and the Borrowers to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Parent or the Borrowers may be liable for payment of indemnity hereunder shall give Parent and the Borrowers written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Parent's and the Borrowers' prior consent (which shall not be unreasonably withheld). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees; PROVIDED, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and FURTHER PROVIDED that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of the Parent and the Borrowers to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

     11.11 NONLIABILITY OF THE LENDERS. Parent and each Borrower acknowledges and agrees that:

           (a) Any inspections of any Property of Parent or its Subsidiaries made by or through the Creditors are solely for purposes of administration of this Agreement and Parent and the Borrowers are not entitled to rely upon the same (whether or not such inspections are at the expense of Parent and the Borrowers);

           (b) By accepting, furnishing or approving anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, none of the Creditors shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance, furnishing or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

           (c) The relationship among Parent, the Borrowers and the Creditors is, and shall at all times remain, solely that of borrowers, guarantors and lenders; none of the Creditors shall under any circumstance be construed to be partners or joint venturers of Parent, Borrowers or their Affiliates; none of the Creditors shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Parent or its Affiliates, or to owe any fiduciary duty to Parent or its Affiliates; none of the Creditors undertakes or assumes any responsibility or duty to Parent or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Parent or its Affiliates of any matter in connection with their Property or the operations of Parent or its Affiliates; Parent and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Parent, the Borrowers nor any other Person is entitled to rely thereon; and

           (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Parent and/or its Affiliates and Parent and each Borrower hereby indemnifies and holds the Creditors harmless from any such loss, damage, liability or claim.

     11.12 NO THIRD PARTIES BENEFITTED. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Parent, the Borrowers and the Creditors in connection with the Loans, Letters of Credit and Swing Line Advances, and is made for the sole benefit of Parent, the Borrowers, the Creditors, and the Creditors' successors and assigns, and, subject to Section 6.1 successors to Borrowers by permitted merger. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

     11.13 CONFIDENTIALITY. Each Creditor agrees to hold any confidential information that it may receive from Parent and its Subsidiaries pursuant to this Agreement in confidence, except for disclosure: (a) To Affiliates of that Creditor and to other Creditors; (b) To legal counsel and accountants for Parent and its Subsidiaries or any Creditor; (c) To other professional advisors to Parent and its Subsidiaries or any Creditor, PROVIDED THAT the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.13 or has notified such professional advisors of the confidentiality of such information; (d) To regulatory officials having jurisdiction over that Creditor; (e) To any Gaming Board having regulatory jurisdiction over Parent or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Parent and the Borrowers of any such disclosure unless prohibited by applicable Laws; (f) As required by Law or legal process (provided that the relevant Creditor shall endeavor, to the extent it may do so under applicable Law, to give Parent and the Borrowers reasonable prior notice thereof to allow Parent and the Borrowers to seek a protective order) or in connection with any legal proceeding to which that Creditor, Parent and any Borrower are adverse parties; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Creditor's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Parent or its Subsidiaries reasonably considered by Parent and the Borrowers to be confidential, other THAN (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed to any Person not associated with Parent or its Affiliates without a confidentiality agreement substantially similar to this Section. Notwithstanding anything herein to the contrary, "confidential information" shall not include, and the Borrower, Parent, Administrative Agent and each Lender (and each authorized employee, representative, or other authorized person thereof) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, Parent, Administrative Agent or such Lender relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to Parent or the Borrowers.

     11.14 REMOVAL OF A LENDER. Parent and the Borrowers shall have the right to remove a Lender as a party to this Agreement pursuant to this Section in the event that such Lender (a) requests compensation under Section 3.7 or
Section 3.8 which has not been requested by all other Lenders, in each case by written notice to the Administrative Agent and such Lender within 60 days following any such refusal or request, or (b) refuses to consent to certain proposed changes, waivers, modifications, supplements, terminations, waivers or consents with respect to this Agreement which have been approved by the Requisite Lenders as provided in Section 11.2, PROVIDED that no Default or Event of Default then exists, or (c) is the subject of a Disqualification. If Parent and the Borrowers are entitled to remove a Lender pursuant to this Section either:

           (a) The Lender being removed shall within five Business Days after such notice execute and deliver an Assignment Agreement covering that Lender's Pro Rata Shares in favor of one or more Eligible Assignees designated by Parent and the Borrowers and reasonably acceptable to the Administrative Agent, subject to payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement through the date of the Assignment Agreement; or

           (b) Parent and the Borrowers may reduce the applicable Commitment(s) pursuant to Section 2.7 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Pro Rata Share, pay and provide to such Lender the amount required by clause (a) above and release such Lender from its Pro Rata Share (subject, however, to the requirement that all conditions set forth in Section 8.2 are met as of the date of such reduction and the payment to the other Lenders of appropriate fees for the assumption of any such Revolving Lender's participation in all Letters of Credit and Swing Line Advances then outstanding), in which case the applicable percentage Pro Rata Shares of the remaining Lenders shall be ratably increased (but without any increase in the Dollar amount of the Pro Rata Shares of such Lenders).

     11.15 FURTHER ASSURANCES. Parent and its Subsidiaries shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

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

     11.16 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.17 GOVERNING LAW. (a) Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California, without regard to the choice of laws or conflicts of laws principles thereof.

           (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of California sitting in Los Angeles or of the United States for the central district of such state, and by execution and delivery of this Agreement, the Borrowers, the Administrative Agent and each Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrowers, the Administrative Agent and each Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. The Borrowers, the Administrative Agent and each Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.

     11.18 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.19 HEADINGS. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     11.20 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

     11.21 FOREIGN LENDERS AND PARTICIPANTS. Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to Parent and the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by Parent and the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by Parent and the Borrowers pursuant to this Agreement) or such other evidence satisfactory to Parent, the Borrowers and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Person shall (a) promptly submit to Parent (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Parent and the Borrowers and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by Parent and the Borrowers pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable laws that Parent or the Borrowers make any deduction or withholding for taxes from amounts payable to such Person.

     11.22 GAMING BOARDS. The Creditors agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Parent and its Subsidiaries, INCLUDING the provision of such documents or other information as may be requested by any such Gaming Board relating to Parent or any of its Subsidiaries or to the Loan Documents.

     11.23 NATURE OF THE BORROWERS' OBLIGATIONS. The Company hereby agrees that it shall be liable for all of the Obligations on a joint and several basis, notwithstanding which of the Borrowers may have directly received the proceeds of any particular Loan or Advance or the benefit of a particular Letter of Credit. Notwithstanding anything to the contrary set forth herein, the principal liability of each Borrower hereafter designated under Section 2.9 for Loans, Swing Line Advances and Letters of Credit shall be limited to Loans and Letters of Credit made to that Borrower and Letters of Credit issued for the account of that Borrower under the Aggregate Sublimit of that Borrower. Each of the Borrowers acknowledges and agrees that, for purposes of the Loan Documents, Parent and its Subsidiaries constitute a single integrated financial enterprise and that each receives a benefit from the availability of credit under this Agreement. Borrowers each waive all defenses arising under the Laws of suretyship, to the extent such Laws are applicable, in connection with their obligations under this Agreement. Without limiting the foregoing, each Borrower agrees to the Joint Borrower Provisions set forth in Exhibit E, incorporated by this reference.

     11.24 DESIGNATED SENIOR DEBT. Parent and each Borrower hereby irrevocably designate the Obligations and this Agreement as "Designated Senior Indebtedness" and "Senior Indebtedness" within the meanings given to those terms in
Section 1.1 of the Supplemental Indenture dated December 9, 1998 entered into with respect to the Existing Subordinated Debt among the Company, Parent and IBJ Schroeder Bank & Trust Company and any replacement, amendment or modification of such Existing Subordinated Debt.

     11.25 GAMING REGULATIONS. Each party to this Agreement hereby acknowledges that the consummation of the transactions contemplated by the Loan Documents is subject to applicable

Gaming Laws (and Parent and Borrower represent and warrant that all requisite approvals necessary thereunder to enter into the transactions contemplated hereby have been duly obtained except as set forth in Schedule 4.3).

     11.26 WAIVER OF RIGHT TO TRIAL BY JURY. EACH SIGNATORY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SIGNATORIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SIGNATORY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY SIGNATORY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.27 PURPORTED ORAL AMENDMENTS. PARENT AND EACH BORROWER EXPRESSLY ACKNOWLEDGE THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. PARENT AND EACH BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY OF THE CREDITORS THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               HARRAH'S ENTERTAINMENT, INC.


                               By:
                                   ---------------------------------------------
                                   Charles L. Atwood, Senior Vice President,
                                   Chief Financial Officer and Treasurer


                               HARRAH'S OPERATING COMPANY, INC.


                               By:
                                   ---------------------------------------------
                                   Charles L. Atwood, Senior Vice President,
                                   Chief Financial Officer and
                                   Treasurer


                               ADDRESS FOR NOTICES FOR PARENT AND EACH BORROWER:
                               Harrah's Entertainment, Inc.
                               One Harrah's Court
                               Las Vegas, Nevada 89119
                               Attn: Charles L. Atwood, Senior Vice President, Chief Financial Officer and Treasurer
                               Telecopier: (702) 407-6405
                               Telephone:  (702) 407-6406

                               WITH A COPY TO:
                               Harrah's Entertainment, Inc.
                               One Harrah's Court
                               Las Vegas, Nevada 89119
                               Attn:  General Counsel
                               Telecopier: (702) 407-6393
                               Telephone:  (702) 407-6418

                               BANK OF AMERICA, N.A., as Administrative
                               Agent


                               By:
                                   ---------------------------------------------
                                       Gina Meador, Vice President

                               ADDRESS:
                               Bank of America, N.A.
                               CA9-706-17-54
                               555 South Flower Street, 17th Floor
                               Los Angeles, California 90071
                               Attn:  Gina Meador
                               Telecopier: (415) 503-5069
                               Telephone:  (213) 345-1302


                               BANK OF AMERICA, N.A., as a Lender


                               By:
                                   ---------------------------------------------
                                       Scott Faber, Managing Director

                               ADDRESS:
                               Bank of America, N.A.
                               CA9-706-17-54
                               555 South Flower Street, 17th Floor
                               Los Angeles, California 90071
                               Attn:  Scott Faber, Managing Director
                               Telecopier: (213) 345-1214
                               Telephone:  (213) 345-1196

                               WITH A COPY TO:
                               Bank of America, N.A.
                               CA9-706-17-54
                               555 South Flower Street, 17th Floor
                               Los Angeles, California 90071
                               Attn:  William Newby, Managing Director
                               Telecopier: (213) 345-1214
                               Telephone:  (213) 345-1194

                               BANK OF HAWAII


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Bank of Hawaii
                               130 Merchant Street, 20th Floor
                               Honolulu, Hawaii 96813
                               Attn:  Erlinda Mesick
                               Telecopier: (808) 537-8301
                               Telephone:  (808) 537-8935

                               THE GOVERNOR AND COMPANY OF THE
                               BANK OF IRELAND


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Bank of Ireland International Finance
                               La Touche House
                               International Financial Services Centre
                               Dublin 1
                               Ireland
                               Attn: Tom Hayes, Director
                               Telecopier: 011-3531-829-0129
                               Telephone:  011-3531-611-5317

                               WITH A COPY TO:

                               Bank of Ireland International Finance
                               75 Holly Hill Lane
                               Greenwich, Connecticut  06830
                               Attn:  Paul Clarke, Vice President
                               Telecopier: (203) 552-0656
                               Telephone:  (203) 861-8983

                               THE BANK OF NEW YORK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               The Bank of New York
                               10990 Wilshire Boulevard, Suite 1125
                               Los Angeles, CA  90024
                               Attn:  Mehrasa Raygani, Vice President
                               Telecopier: (310) 996-8667
                               Telephone:  (310) 996-8660

                               THE BANK OF NOVA SCOTIA


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               The Bank of Nova Scotia
                               580 California Street, Suite 2100
                               San Francisco, California  94104
                               Attn:  Jed Richardson
                               Telecopier: (415) 397-0791
                               Telephone:  (415) 616-4122

                               WITH A COPY TO:

                               The Bank of Nova Scotia
                               600 Peachtree Street N.E.
                               Atlanta, Georgia  30308
                               Attn:  Lily Hsieh
                               Telecopier: (404) 888-8998
                               Telephone:  (404) 877-1523

                               BANK OF TAIWAN, NEW YORK AGENCY


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Bank of Taiwan, New York Agency
                               100 Wall Street, 11th Floor
                               New York, New York 10005
                               Attn: Shiou-Jsu Yeh, Vice President and General Manager
                               Telecopier: (212) 968-8370
                               Telephone:  (212) 968-8128 Ext. 11

                               BNP PARIBAS


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               BNP Paribas, Loan Servicing
                               919 3rd Avenue
                               New York, New York  10022
                               Attn:  Naomi Lehrer
                               Telecopier: (212) 471-6996
                               Telephone:  (212) 471-6626

                               WITH A COPY TO:

                               BNP Paribas
                               725 South Figueroa Street, Suite 2090
                               Los Angeles, California 90017
                               Attn: Janice S. H. Ho, Director
                               Telecopier: (213) 488-9602
                               Telephone:  (213) 488-9120/688-6411

                               CIBC INC.


                               By:
                                   ---------------------------------------------
                               Name:  Paul J. Chakmak
                               Title: Managing Director,
                                      CIBC World Markets Corp., as Agent

                               ADDRESS:

                               CIBC Inc.
                               10880 Wilshire Boulevard
                               Los Angeles, California 90024
                               Attn:  Paul J. Chakmak
                               Telecopier: (310) 446-3610
                               Telephone:  (310) 446-3535

                               CITICORP USA, INC.


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               CITICORP USA, INC.
                               388 Greenwich Street
                               New York, NY 10013
                               Attn: Freddy Boom
                               Telecopier: (212) 816-8084
                               Telephone:  (302) 816-8188

                               WITH A COPY TO:

                               CITICORP USA, INC.
                               2 Penns Way, Suite 110
                               New Castle, Delaware 19720
                               Attn:  Diane Stewart
                               Telecopier: (212) 994-0847
                               Telephone:  (302) 894-6035

                               COMMERZBANK AG, NEW YORK AND
                               GRAND CAYMAN BRANCHES


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Commerzbank AG, Los Angeles Branch
                               633 West Fifth Street, Suite 6600
                               LosAngeles, California 90071
                               Attn:  Werner Schmidbauer, Senior Vice President
                               Telecopier: (213) 623-0039
                               Telephone:  (213) 623-8223

                               DEUTSCHE BANK TRUST COMPANY AMERICAS


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Deutsche Bank Securities Inc.
                               31 West 52nd Street, 7th Floor
                               New York, New York 10019
                               Attn:  George Reynolds, Vice President
                               Telecopier: (646) 324-7440
                               Telephone:  (646) 324-2112

                               E. SUN COMMERCIAL BANK, LTD., LOS ANGELES
                               BRANCH


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               E. Sun Commercial Bank, Ltd., Los Angeles Branch 17700 Castleton Street, Suite 500
                               City of Industry, California 91748
                               Attn:  Homer Hou, Assistant Vice President
                               Telecopier: (626) 839-5531
                               Telephone:  (626) 810-2400, Ext. 225

                               ERSTE BANK NEW YORK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Erste Bank New York
                               280 Park Avenue
                               West Building 32nd Floor
                               New York, New York 10017
                               Attn:  Bob Wagman
                               Telecopier: (212) 984-5627
                               Telephone:  (212) 984-5633

                               FIRST TENNESSEE BANK NATIONAL ASSOCIATION


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               First Tennessee Bank, National Association
                               165 Madison Avenue, 9th Floor
                               Memphis, Tennessee  38103-2723
                               Attn:  James H. Moore, Jr., Senior Vice President
                               Telecopier: (901) 523-4267
                               Telephone:  (901) 523-4108

                               FLEET NATIONAL BANK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Fleet National Bank
                               3670 Route 9 South
                               Freehold, New Jersey  07728
                               Attn:  Thomas A. Brower
                               Telecopier: (732) 294-4401
                               Telephone:  (732) 294-4508

                               HIBERNIA NATIONAL BANK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                    --------------------------------------------

                               ADDRESS:

                               Hibernia National Bank
                               313 Carondelet Street
                               New Orleans, Louisiana  70130
                               Attn:  Ross S. Wales, Vice President
                               Telecopier: (504) 533-2060
                               Telephone:  504-533-5719

                               JPMORGAN CHASE BANK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               JPMorgan Chase Bank
                               270 Park Avenue, 4th Floor
                               New York, New York 10017
                               Attn:  Donald Shokrian, Managing Director
                               Telecopier: (212) 270-3279
                               Telephone:  (212) 270-1220

                               KEYBANK NATIONAL ASSOCIATION


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               KeyBank National Association
                               WA-31-18-0512
                               601 108th NE, 5th Floor
                               Bellevue, Washington  98004
                               Attn:  Michael J. Vegh, Portfolio Manager
                               Telecopier: (425) 709-4587
                               Telephone:  (425) 709-4578

                               OAK BROOK BANK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Oak Brook Bank
                               1400 16th Street
                               Oak Brook, Illinois 60523
                               Attn:  Henry Wessel, Vice President
                               Telecopier: (630) 571-0256
                               Telephone:  (630) 571-1050, Ext. 224

                               THE ROYAL BANK OF SCOTLAND PLC


                               By:
                                   ---------------------------------------------
                               Name:
                                     -------------------------------------------
                               Title:
                                      ------------------------------------------

                               ADDRESS:

                               The Royal Bank of Scotland plc
                               101 Park Avenue, 12th Floor
                               New York, New York 10178
                               Attn: Devika Anand, Associate
                               Telecopier: (212) 401-3456
                               Telephone:  (212) 401-3552

                               SUMITOMO MITSUI BANKING CORPORATION, LOS ANGELES OFFICE


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Sumitomo Mitsui Banking Corporation
                               777 Sough Figueroa Street, Suite 2600
                               Los Angeles, California 90017-5824
                               Attn:  Al Galluzzo
                               Telecopier: (213) 623-6832
                               Telephone:  (213) 955-0855

                               U.S. BANK NATIONAL ASSOCIATION


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               U. S. Bank National Association
                               2300 West Sahara
                               Las Vegas, NV 89102
                               Attn:  Ryan Stipe
                               Telecopier: (702) 386-3916
                               Telephone:  (702) 386-3903

                               WACHOVIA BANK, NATIONAL ASSOCIATION


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Wachovia Bank, National Association
                               191 Peachtree Street, NE
                               28th Floor, GA 8050
                               Atlanta, Georgia 30303
                               Attn:  Daniel Evans, Managing Director
                               Telecopier: (404) 332-4058
                               Telephone:  (404) 332-4457

                               WELLS FARGO BANK, N.A.


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Wells Fargo Bank, N.A.
                               5340 Kietzko Lane, Suite 201
                               Reno, NV  89511
                               Attn: Sue Fuller, Vice President/Senior
                               Relationship Manager
                               Telecopier: (775) 689-6026
                               Telephone:  (775) 689-6005

                               WHITNEY NATIONAL BANK


                               By:
                                   ---------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                               ADDRESS:

                               Whitney National Bank
                               228 St. Charles Avenue
                               New Orleans, LA  70130
                               Attn:  Robert L. Browning, Senior Vice President
                               Telecopier: (504) 552-4622
                               Telephone:  (504) 586-7163

ARTICLE 1        DEFINITIONS AND ACCOUNTING TERMS...........................................................1

    1.1      Defined Terms..................................................................................1

    1.2      Use of Defined Terms..........................................................................23

    1.3      Accounting Terms..............................................................................23

    1.4      Rounding......................................................................................23

    1.5      Exhibits and Schedules........................................................................23

    1.6      Miscellaneous Terms...........................................................................23

ARTICLE 2        LOANS AND LETTERS OF CREDIT...............................................................23

    2.1      Committed Loans-General.......................................................................23

    2.2      Base Rate Loans...............................................................................25

    2.3      Eurodollar Rate Loans.........................................................................25

    2.4      Letters of Credit.............................................................................26

    2.5      Swing Line....................................................................................29

    2.6      Voluntary Increase to the Revolving Loan Commitment...........................................31

    2.7      Voluntary Reduction of the Revolving Loan Commitment..........................................32

    2.8      Optional Termination of Commitments...........................................................32

    2.9      Additional Borrowers..........................................................................32

    2.10     Administrative Agent's Right to Assume Funds Available for Advances...........................33

ARTICLE 3        PAYMENTS AND FEES.........................................................................33

    3.1      Principal and Interest........................................................................33

    3.2      Arrangement Fee...............................................................................35

    3.3      Upfront Fees..................................................................................35

    3.4      Facility Fees.................................................................................35

    3.5      Letter of Credit Fees.........................................................................35

    3.6      Agency Fees...................................................................................36

    3.7      Increased Commitment Costs....................................................................36

    3.8      Eurodollar Costs and Related Matters..........................................................36

    3.9      Default Rate..................................................................................39

    3.10     Computation of Interest and Fees..............................................................40

    3.11     Non-Business Days.............................................................................40

    3.12     Manner and Treatment of Payments..............................................................40

    3.13     Funding Sources...............................................................................41

    3.14     Failure to Charge Not Subsequent Waiver.......................................................41

    3.15     Administrative Agent's Right to Assume Payments Will be Made by Borrowers.....................41

    3.16     Fee Determination Detail......................................................................42

    3.17     Survivability.................................................................................42

ARTICLE 4        REPRESENTATIONS AND WARRANTIES............................................................42

    4.1      Existence and Qualification; Power; Compliance With Laws......................................42

    4.2      Authority; Compliance With Other Agreements and Instruments and Government Regulations........42

    4.3      No Governmental Approvals Required............................................................43

    4.4      Significant Subsidiaries......................................................................43

    4.5      Financial Statements..........................................................................44

    4.6      No Other Liabilities; No Material Adverse Effect..............................................44

    4.7      Title to Property.............................................................................44

    4.8      Litigation....................................................................................44

    4.9      Binding Obligations...........................................................................44

    4.10     No Default....................................................................................45

    4.11     ERISA.........................................................................................45

    4.12     Regulations T, U and X; Investment Company Act................................................45

    4.13     Disclosure....................................................................................45

    4.14     Tax Liability.................................................................................45

    4.15     Projections...................................................................................46

    4.16     Hazardous Materials...........................................................................46

    4.17     Gaming Laws...................................................................................46

    4.18     Solvency......................................................................................46

    4.19     Tax Shelter Regulations.......................................................................46

ARTICLE 5        AFFIRMATIVE COVENANTS.....................................................................46

    5.1      Preservation of Existence.....................................................................46

    5.2      Maintenance of Properties.....................................................................47

    5.3      Maintenance of Insurance......................................................................47

    5.4      Compliance With Laws..........................................................................47

    5.5      Inspection Rights.............................................................................47

    5.6      Keeping of Records and Books of Account.......................................................47

    5.7      Use of Proceeds...............................................................................48

ARTICLE 6        NEGATIVE COVENANTS........................................................................48

    6.1      Consolidations, Mergers and Sales of Assets...................................................48

    6.2      Hostile Tender Offers.........................................................................48

    6.3      Change in Nature of Business..................................................................48

    6.4      Liens, Negative Pledges, Sale Leasebacks and Rights of Others.................................48

    6.5      Total Debt Ratio..............................................................................50

    6.6      Interest Coverage Ratio.......................................................................50

    6.7      Subsidiary Indebtedness.......................................................................50

ARTICLE 7        INFORMATION AND REPORTING REQUIREMENTS....................................................51

    7.1      Financial and Business Information............................................................51

    7.2      Compliance Certificates.......................................................................53

ARTICLE 8        CONDITIONS................................................................................53

    8.1      Initial Advances, Etc.........................................................................53

    8.2      Any Increasing Advance, Etc...................................................................55

ARTICLE 9        EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT......................................55

    9.1      Events of Default.............................................................................55

    9.2      Remedies Upon Event of Default................................................................57

ARTICLE 10       ADMINISTRATIVE AGENT......................................................................59

    10.1     Appointment and Authorization.................................................................59

    10.2     Administrative Agent and Affiliates...........................................................59

    10.3     Proportionate Interest in any Collateral......................................................60

    10.4     Lenders' Credit Decisions.....................................................................60

    10.5     Action by Administrative Agent................................................................60

    10.6     Liability of Administrative Agent.............................................................61

    10.7     Indemnification...............................................................................62

    10.8     Successor Administrative Agent................................................................62

    10.9     No Obligations of Parent or Borrowers.........................................................63

ARTICLE 11       MISCELLANEOUS.............................................................................63

    11.1     Cumulative Remedies; No Waiver................................................................63

    11.2     Amendments; Consents..........................................................................63

    11.3     Costs, Expenses and Taxes.....................................................................64

    11.4     Nature of Lenders' Obligations................................................................65

    11.5     Survival of Representations and Warranties....................................................65

    11.6     Notices.......................................................................................65

    11.7     Execution of Loan Documents...................................................................66

    11.8     Successors and Assigns........................................................................66

    11.9     Sharing of Setoffs............................................................................70

    11.10    Indemnity by Parent and Borrowers.............................................................70

    11.11    Nonliability of the Lenders...................................................................71

    11.12    No Third Parties Benefitted...................................................................72

    11.13    Confidentiality...............................................................................72

    11.14    Removal of a Lender...........................................................................73

    11.15    Further Assurances............................................................................74

    11.16    Integration...................................................................................74

    11.17    Governing Law.................................................................................74

    11.18    Severability of Provisions....................................................................74

    11.19    Headings......................................................................................75

    11.20    Time of the Essence...........................................................................75

    11.21    Foreign Lenders and Participants..............................................................75

    11.22    Gaming Boards.................................................................................75

    11.23    Nature of the Borrowers' Obligations..........................................................75

    11.24    Designated Senior Debt........................................................................76

    11.25    Gaming Regulations............................................................................76

    11.26    Waiver of Right to Trial by Jury..............................................................76

    11.27    Purported Oral Amendments.....................................................................76

Exhibits

A - Assignment Agreement
B - Committed Advance Revolving Note
C - Committed Advance Term Note
D - Election to Become a Borrower
E - Joint Borrower Provisions
F - Compliance Certificate
G - Opinions of Counsel
H - Parent Guaranty
I - Request for Letter of Credit
J - Request for Loan


Schedules

1.2  Continuing Letters of Credit
4.3  Governmental Approvals
4.4  Significant Subsidiaries
4.7  Existing Liens, Negative Pledges and Rights of Others